Table of Contents

OFFERING CIRCULAR

Dated June 16, 2023

IDENTIFYSENSORS BIOLOGICS CORP.

Up to $50,000,000 Common Stock

Price Per Share: $4.50

Minimum Investment: 75 Shares ($307.50)

Maximum Offering: $50,000,000 (11,111,111 Shares)

IdentifySensors Biologics Corp., a Delaware corporation (“Company,” “we,” “us,” and “our”) is offering up to $50,000,000 (11,111,111 shares) of Common Stock (the “Common Stock” or the “Shares”), on a “best-efforts” basis, (the “Offering”). The Common Stock is being offered at the price of $4.50 per Share. There is a minimum purchase of 75 Shares per investor ($307.50). The Common Stock will be transferable following the termination of any transfer hold periods under applicable law. See “Securities Being Offered” for a discussion of certain items required by Item 14 of Part II of Form 1-A. The Common Stock are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate number of Common Stock offered is 11,111,111 Shares (the “Maximum Offering”). All proceeds from the sale of Common Stock will become immediately available to the Company.

The Common Stock are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Common Stock will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first to occur of: (i) all the Common Stock offered are sold; (ii) the one-year anniversary of the date in which the SEC qualified the Shares; or (iii) early termination by the Company’s board of directors (the “Board of Directors”), in its sole discretion. Funds will be promptly refunded, without interest or deduction, for any subscription rejected by the Company.

The Company is conducting an offering of Common Stock and Warrants pursuant to Regulation D, Rule 506 (c) of the Securities Act of 1933 (the “Reg D Offering”), concurrent with this Regulation A offering which is available for “accredited investors” only. No offer or sale under Regulation D is made pursuant to this Offering Circular. The Company will also grant and issue to accredited investors in the Reg D Offering three-year warrants to purchase additional shares of Common Stock at a purchase price of $5.25 (the “Warrants”). The number of Warrants issued to investors shall depend upon the amount invested pursuant to the warrant table set forth below.

Our Common Stock is not listed on any national securities exchange and we do not anticipate that the Common Stock will ever be listed or traded on a national securities exchange.

IdentifySensors Biologics Corp.

20600 Chagrin Boulevard, Suite 450

Shaker Heights, Ohio 44122

(216) 543-3031

www.identifysensors.com.

This Offering is being made pursuant to Tier 2 of Regulation A following the Offering Circular disclosure format.

Title of each class of securities to be registered	Maximum number to be offered(1)	Proposed offering price per share(2)	Proposed maximum aggregate offering price	Commissions and discounts(3)	Estimated Proceeds to Company(4)
Common Stock	11,111,111	$4.50	$50,000,000	$3,500,000	$44,000,000

(1)	The number of shares to be offered and sold will be reduced to the extent that the Company sells shares of Common Stock in the Reg D Offering. As a result, the maximum offering for both the Reg D Offering and this Regulation A Offering is $50,000,000 in the aggregate.

(2)	The consideration to be paid for each share of Common Stock shall be $4.50 per Share. The Company may also require purchasers who pay for the Shares by credit card to pay the processing fee in the amount of 3.75% of the purchase price.

(3)	We have entered into a Posting Agreement with Novation Solutions, Inc. dba Dealmaker (“Dealmaker”) to act as an advisor and promoter and they charge various fees for payment processing and tracking each investor and we have also engaged Dalmore Group, LLC to be the Broker/dealer of record and have agreed to pay them a commission equal to one percent (1%) of the cash amount raised in the Offering.

(4)	We estimate that the maximum offering expenses for this Offering will be approximately $5,000,000, including the sales commission payable to Dalmore Group, assuming all 11,111,111 Shares are sold in the Offering. See “Plan of Distribution” and “Use of Proceeds”. There is no minimum amount of the Offering and all proceeds of the Offering will become immediately available upon receipt.

For general information on investing, we encourage you to refer to www.investor.gov.

This Offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on page 4.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED “BLUE SKY” LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and are seeking offers to buy, the Common Stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company’s management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Common Stock. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular, or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

Offering Circular Date: June 16, 2023

TABLE OF CONTENTS

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USE OF MARKET AND INDUSTRY DATA

Solely for convenience, we sometimes refer to our trademarks in this Offering Circular without the ® or the ™ or symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our own trademarks. Other service marks, trademarks and trade names referred to in this Offering Circular, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks.

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SUMMARY INFORMATION

This summary highlights some of the information in this Offering Circular. It is not complete and may not contain all of the information that you may want to consider. To understand this Offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” and the “Company,” refer to IdentifySensors Biologics Corp.

Overview

IdentifySensors Biologics Corp. was incorporated under the laws of the state of Delaware on June 11, 2020.

Corporate Information

Our principal executive offices are located at 20600 Chagrin Boulevard, Suite 450, Shaker Heights, Ohio 44122. Our telephone number is (216) 543-3031. Our website is www.identifysensors.com.

The Offering

This Offering Circular relates to the sale of up to 11,111,111 Shares of Common Stock.

We commenced the Offering on December 22, 2021, the date on which the Offering Statement of which this Offering Circular is a part (this “Offering Circular”) was qualified by the SEC. Shares were initially offered at a price of $4.00 per share until March 20, 2021. Thereafter, the purchase price was increased to $4.25 per share until April 25, 2022. Effective April 25, 2022, the price per shares was increased to $4.50, as of the date of this Post-Effective Amendment, the Offering price is still $4.50 per Share. Shares will be offered on a continuous basis until the first to occur of: (1) the Maximum Offering is sold; or (2) the Company in its sole discretion withdraws this Offering.

The Common Stock are not listed on any national securities exchange, and we do not anticipate that the Common Stock will ever be listed on such an exchange.

Issuer in this Offering:	IdentifySensors Biologics Corp., a Delaware corporation.

Securities Offered:	Common Shares.

Common Stock Outstanding:	46,436,105 Shares.

Price per Share:	$4.50 per Share.

Maximum Shares Offered:	11,111,111 Common Stock.

Maximum Offering:	$50,000,000.00.

Minimum Offering:	No minimum.

Minimum Investment:	$300.00 (75111 Shares of Common Stock ($499.50.00) plus any fees payable to StartEngine Primary

Use of Proceeds:	Product development, regulatory approvals, marketing, sales and distribution, salaries and wages, working capital. See “Use of Proceeds” at page 16.

Voting Rights:	Each Share shall have one (1) vote for the election of directors and on all matters submitted to a vote of the Company’s stockholders.

Distribution Policy:	The Company does not intend to distribute dividends in the near future. For additional information, see “Dividend Policy.”

Risk Factors:	Investing in our Common Stock involves risks. See “Risk Factors” for a discussion of certain factors that you should carefully consider before making an investment decision.

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ABOUT THIS OFFERING CIRCULAR

We have prepared this Offering Circular to be filed with the SEC for this Offering of securities. The Offering Circular includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should rely only on the information contained in this Offering Circular and its exhibits. The Company has not authorized any person to provide you with any information different from that contained in this Offering Circular. The information contained in this Offering Circular is complete and accurate only as of the date of this Offering Circular, regardless of the time of delivery of this Offering Circular or sale of our Common Stock. This Offering Circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this Offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous, or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

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RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Common Stock offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Common Stock and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Common Stock. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain factors it currently believes may cause future experience and actual results to differ from the Company’s current expectations.

Before investing, you should carefully read and consider the following risk factors:

Risks related to the Company’s business and industry.

The Company’s success depends on the viability of the Company’s business model, which is unproven and may be unfeasible.

The Company’s revenue and income potential are unproven, and the Company’s business model and pathogens tests performed at home or at the point of care is relatively new. The Company’s business model is based on a variety of assumptions relating to the Company’s ability to develop and commercialize a testing platform that can be provided at home or at the point of care and returns accurate diagnostic results within minutes. These assumptions may not reflect the business and market conditions that we actually face. As a result, the Company’s operating results could differ materially from those projected under the Company’s business model, and the Company’s business model may prove to be unprofitable.

The Company’s technology is under development and is subject to all the risks related thereto.

The ability of the Company to timely develop, manufacture and market its products is essential to its success. Current development and manufacturing schedules may be delayed by such factors as technological or labor difficulties and changes in both the needs and demands of customers and government policy or regulation. The costs of development could exceed our estimates which would require additional capital. Any delay in the development, manufacture or delivery of the Company's products could result in the Company attempting to market its products at a time when cost and performance characteristics are not competitive with adverse consequences to the Company. Accordingly, there can be no assurance that the Company will be able to successfully develop, manufacture and market its products.

The Company may not successfully achieve its innovation goals, or develop and introduce new products, which could adversely impact our financial condition and results of operations.

Our future performance and growth depend on innovation and our ability to successfully develop or license capabilities to introduce new products, brands, line extensions and product innovations or enter into or expand into adjacent product categories, sales channels or markets. Our ability to quickly innovate in order to adapt our products to meet changing consumer demands is essential, especially in light of e-commerce significantly reducing the barriers for small competitors to quickly introduce new brands and products directly to consumers. This risk is further heightened by the continued evolution of consumer needs, habits and preferences as a result of shifts in US demographics, reflecting various factors including cultural and socioeconomic changes.

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We cannot be certain that we will successfully achieve our innovation goals. The development and introduction of new products require substantial and effective research and development and demand creation expenditures, which we may be unable to recoup if such new products do not gain widespread market acceptance. In addition, effective and integrated systems are required for us to gather and use consumer data and information to successfully market our products. New product development and marketing efforts, including efforts to enter markets or product categories in which we have limited or no prior experience, have inherent risks. These risks include product development or launch delays, which could result in our not being first to market and the failure of new products, brands and line extensions to achieve anticipated levels of market acceptance. If product introductions or new or expanded adjacencies are not successful, costs associated with these efforts may not be fully recouped and our net earnings could be adversely affected. In addition, if sales generated by new products cause a decline in sales of our existing products, our business, financial condition and results of operations could be materially adversely affected.

The Company’s lack of operating history creates substantial uncertainty about future results.

We have no operating history or operations on which to base expectations regarding the Company’s future results and performance. Further, the Company, as a recently formed enterprise, is subject to financial, funding, managerial and other types of risks associated with recently formed entities. In order to succeed, we must do most, if not all, of the following:

•	raise equity or debt financing to have sufficient funds to complete development and commercialization;
•	identify and establish relationships with customers;
•	attract, integrate, retain and motivate qualified management and sales personnel;
•	successfully execute the Company’s business strategies;
•	respond appropriately and timely to competitive developments; and
•	develop, enhance, promote and carefully manage the Company’s corporate identity.

The Company’s business will suffer if we are unable to accomplish these and other important business objectives.

Failure to implement the Company’s business strategy could adversely affect the Company’s operations.

The Company’s financial position, liquidity and results of operations depend on its management’s ability to execute its business strategy. Key factors involved in the execution of the business strategy include:

•	completing technology development;
•	successfully anticipating customer needs and requirements;
•	continued development and improvement of our technology; and
•	continued access to significant funding and liquidity sources.

The Company’s failure or inability to execute any element of the Company’s business strategy could materially adversely affect the Company’s financial position, liquidity and results of operations.

We may have very limited capitalization and depend upon the success of this Offering to finance our business plan.

We have limited financial resources and depend upon the success of this Offering to complete development and commercialization of our products and its other long-term objectives. The Company may never achieve profitability and its ability to raise additional funds will be subject to, among other things, factors beyond the control of the Company and its directors, including cyclical factors affecting the economy generally. We can give no assurance that future funds can be raised on favorable terms, if at all.

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Loss of, or inability to attract, key personnel could adversely impact our business.

Our success depends, in part, on our ability to retain key personnel, including our executive officers and research personnel, including Dr. Gregory Hummer, and other key employees and consultants. The unexpected loss of one or more of our key employees could disrupt our business. Our success also depends, in part, on its continuing ability to identify, hire, develop, and retain other highly qualified personnel, specifically in our research and development department, quality management and regulatory department, and marketing and sales department. In addition, our employees may be targeted and recruited by other companies. As we grow and expand into new categories of products or markets, we will also require personnel with relevant training and experience in such categories or markets. We may not be able to attract or retain qualified personnel in the future, and our failure to do so or the compensation costs of doing so could adversely affect us.

Our industry is subject to rapid change.

Important factors that may cause the Company’s revenues, operating results and cash flows to fluctuate include:

•	the Company’s ability to develop and modify its sensors, it’s intellectual property and technology platform;

•	general economic conditions, which may adversely affect performance;

•	changes in terms of contracts, whether initiated by us or because of competition;

•	the amount and timing of operating costs and capital expenditures related to the operations and expansion of the Company’s business;

•	expenses related to significant, unusual or discrete events;

•	extraordinary expenses such as litigation or other dispute-related settlement payments;

•	income tax effects, including the impact of changes in U.S. federal and state tax laws;

•	technical difficulties or interruptions to the Company’s research and development or marketing efforts;

•	evolving regulations of our anticipated products and services; and

•	regulatory compliance costs.

Many of these factors are outside of the Company’s control, and the occurrence of one or more of them might cause the value of any investment in our Common Stock to be substantially impaired or completely eroded.

The Company may not be able to effectively protect its licensed intellectual property, which could impair the Company’s ability to compete effectively.

The Company licenses its intellectual property from IdentifySensors Fresh Food Enterprises, LLC (ISFFE), which has an obligation to protect and defend the intellectual property against infringers or claims of infringement. ISFFE licenses the intellectual property form IdentifySensors, LLC which also has an obligation to defend against infringers. However, both ISFFE and IdentifySensors, LLC have limited resources. No assurances can be given that the intellectual property of the Company (i) will not infringe upon the intellectual property rights of others or (ii) that the patent and pending patent applications are valid or that they will be enforceable.

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The Company’s ability to compete effectively depends in part on developing and maintaining the proprietary aspects of its products. The Company cannot be sure that the granted or pending patents or trademarks will be approved or will provide the competitive advantages for the Company’s products and services that it anticipates. The Company also cannot assure that any patents or trademarks, if obtained, will not be successfully challenged, invalidated or circumvented in the future. In addition, no assurance can be given that competitors, many of which have substantial resources, have not already applied for, or obtained, or will not seek to apply for and obtain, patents or trademarks that will prevent, limit or interfere with the Company’s ability to make, use and sell its products and services either in the United States or in international markets. Patent applications are maintained in secrecy for a period after filing. The Company may not be aware of all of the patents and patent applications potentially adverse to its interests.

The Company also relies on trade secrets and proprietary know-how, which the Company seeks to protect, in part, through confidentiality and proprietary information agreements. The Company requires its employees and key consultants to execute confidentiality agreements upon the commencement of employment or a consulting relationship with the Company. No assurance can be given that employees or consultants will not breach these agreements, that the Company will have adequate remedies for any breach or that the Company’s trade secrets will not otherwise become known to or be independently developed by competitors.

The Company may in the future become subject to patent and/or trademark litigation, which would be costly to defend and could invalidate the Company’s patents and/or trademarks.

No assurance can be given that the Company will not become subject to, whether within or outside of the United States, patent and/or trademark infringement claims or litigation or interference proceedings declared by the USPTO to determine the priority of inventions. Defending and prosecuting intellectual property suits, USPTO interference proceedings and related legal and administrative proceedings are costly and time-consuming. IdentifySensors is obligated to pay all such costs, but there can be no assurance that IdentifySensors will have the capital or funding available to bear such costs.

Litigation may be necessary to enforce the Company’s patents, if any, or trademarks, to protect its trade secrets or know-how or to determine the enforceability, scope and validity of the proprietary rights of others. Any litigation or interference proceedings will be costly and will result in significant diversion of effort by technical and management personnel. An adverse determination in any of the litigation or interference proceedings to which the Company may become a party could subject the Company to significant liabilities to third parties, which ISFFE and IdentifySensors is obligated to pay. However, if the Company’s license is disputed by third parties, the Company may be required to cease using such technology, which would have a material adverse effect on the Company’s business, financial condition, results of operations, and future growth prospects.

We face intense competition in the marketplace which could lead to reduced net sales, net earnings, and cash flow.

We face intense competition from other diagnostic and testing product companies in the US. Most of our products are expected to compete with other consolidated and widely advertised, promoted, and merchandised brands within each product category. We also face competition from retailers, including club stores, grocery stores, drugstores, dollar stores, mass merchandisers, e-commerce retailers, and subscription services, which are increasingly offering “private label” or store brands that are typically sold at lower prices and may compete with our products as substitutive products. Increased purchases of “private label” products in an economic downturn could reduce net sales of our products, which would negatively impact our business.

Our retail products are expected to compete on the basis of product performance, brand recognition, and price. Advertising, promotion, merchandising and packaging also have significant impacts on consumer purchasing decisions. A newly introduced consumer product (whether improved or newly developed) usually encounters intense competition requiring substantial expenditures for advertising, sales promotion and trade merchandising. If a product gains consumer acceptance, it typically requires continued advertising, promotional support and product innovations to maintain its relative market position. If our advertising, marketing and promotional programs, including its use of digital media to reach consumers, are not effective or adequate, our net sales may be negatively impacted.

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Most of our competitors are larger than us and have far greater financial resources. These competitors may be able to spend more aggressively on advertising and promotional activities, introduce competing products more quickly and respond more effectively to changing business and economic conditions than we can. In addition, our competitors may attempt to gain market share by offering similar products at prices at or below those offered by us. Competitive activity may require us to increase our spending on advertising and promotions and/or reduce prices, which could lead to reduced sales and net earnings.

Our products may not meet health and safety standards or could become contaminated.

We and our contractors will adopt various quality, environmental, health and safety standards. Even if our planned products meet these standards, they could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of our manufacturing facilities, distributors, or suppliers. This could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

The sale of our products involves product liability and related risks that could expose us to significant insurance and loss expenses.

We face an inherent risk of exposure to product liability claims if the use of our products results in, or is believed to have resulted in, illness or injury. Although we will take measures to ensure that our planned products are safe for use, interactions of these products with other products, prescription medicines and over-the-counter drugs have not been fully explored or understood and may have unintended consequences.

Although once we are able to sell our products we plan to maintain product liability insurance, it may not be sufficient to cover all product liability claims and such claims that may arise, could have a material adverse effect on our business. The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of our insurance coverage would harm us by adding further costs to our business and by diverting the attention of our senior management from the operation of our business. Even if we successfully defend a liability claim, the uninsured litigation costs and adverse publicity may be harmful to our business.

Any product liability claim may increase our costs and adversely affect our revenues and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles and may make it more difficult to secure adequate insurance coverage in the future. In addition, any planned product liability insurance may fail to cover future product liability claims, which, if adversely determined, could subject us to substantial monetary damages.

Volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services may negatively impact our net earnings and cash flow.

Volatility and increases in the costs of raw materials and chemicals, and increases in the cost of energy, transportation, labor and other necessary supplies may harm our results of operation. Increased transportation expenses may cause us to incur unanticipated expenses and impair our ability to distribute our products or receive our raw materials in a timely manner, which could disrupt our operations, strain our customer relations and adversely affect our operating profits. If commodity and or other costs increase in the future, such increases could exceed our estimates and if we are unable to increase the prices of our products or achieve cost savings to offset such cost increases, our results of operation will be harmed. In addition, even if we increase the prices of our products in response to increases in the cost of commodities or other cost increases, we may not be able to sustain our price increases. Sustained price increases may lead to declines in sales volume as competitors may not adjust our prices or customers may decide not to pay the higher prices, which could lead to sales declines and loss of market share. This could adversely affect our business, financial condition and results of operations.

Sales growth objectives may be difficult to achieve, we may not be able to successfully implement price increases, and market and category declines and changes to our product may adversely impact our financial condition and results of operations.

We will participate in mature markets that are subject to high levels of competition. Our ability to achieve sales growth depends on our ability to drive growth through innovation, expand into new products, categories and channels, invest in our brand and capture market share from competitors. In addition, as we enter the market, our competitors may or may not take competitive actions, which may prove difficult for us to achieve market penetration for our products. If we are unable to obtain market share for our product lines, develop product innovations, undertake sales, marketing and advertising initiatives that grow our product categories and/or develop, acquire or successfully launch new products or brands, we may not achieve our sales growth objectives. Even when we are successful in increasing market share within particular product categories, a decline in the markets for such product categories can have a negative impact on our financial condition and results of operation.

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Dependence on key customers could adversely affect our business, financial condition and results of operations.

We anticipate that a limited number of customers will account for a large percentage of our net sales. As a result, changes in the strategies of our largest customers or a shift to competing products may harm our net sales or margins, and reduce our ability to offer new, innovative products to our consumers. Furthermore, any loss of a key customer or a significant reduction in net sales to a key customer could have a material adverse effect on our business, financial condition and results of operations.

In addition, our business is based primarily upon individual purchase orders, and we typically do not enter into long-term contracts with our customers. Accordingly, customers could reduce their purchasing levels or completely cease buying our products at any time and for any reason and we would be without any contractual recourse. If we do not effectively respond to the demands of our customers, they could decrease their purchases, causing our net sales and net earnings to decline.

Harm to our reputation or the reputation of one or more of our products could have an adverse effect on the business, financial condition and results of operations.

Gaining and maintaining a strong reputation with consumers, customers and trade partners is critical to the success of our business. We intend to devote significant time and resources to programs that are designed to grow, protect and preserve our reputation and the reputation of our products. Despite these efforts, negative publicity about our products, including product safety, quality, efficacy, environmental impacts (including packaging, energy and water use and waste management) and other sustainability or similar issues, whether real or perceived, could occur. In addition, our products could face withdrawal, recall, other quality issues or decreased demand. In addition, widespread use of social media and networking sites by consumers has greatly increased the accessibility and speed of dissemination of information. Negative publicity, posts or comments by consumers or competitors about us, our brand, our products, our marketing activities or our employees, whether accurate or inaccurate, or disclosure of non-public sensitive information about us, could be widely disseminated through the use of social media or network sites or through other media or in other formats. Such events, if they were to occur, could harm our image and adversely affect our business, financial condition and results of operations, as well as require resources to rebuild our reputation.

Government regulations could impose material costs.

Generally, the manufacture, processing, formulation, packaging, labeling, storage, distribution, advertising and sale of our products and the conduct of our business operations must comply with extensive federal and state laws and regulations. For example, in the US, our products are regulated by the Food and Drug Administration (“FDA”), the Environmental Protection Agency (“EPA”) and our product claims and advertising are regulated by the Federal Trade Commission (“FTC”), among other regulatory agencies. Most states have agencies that regulate in parallel to these federal agencies. We could be subject to future inquiries or investigations by governmental and other regulatory bodies. Any determination that our operations or activities are not in compliance with applicable law could expose us to future impairment charges or significant fines, penalties or other sanctions that may result in a reduction in net income or otherwise adversely impact our business and our reputation.

It is expected that federal and state governments will continue to introduce new and expanded legislation affecting our operations, which may require us to increase our resources, capabilities and expertise in such areas. For example, we are subject to regulations regarding the transportation, storage or use of certain chemicals to protect the environment, including as a result of evolving climate change standards, and regulations in other areas. Such regulation could negatively impact our ability to obtain raw materials or could increase our acquisition and compliance costs. Furthermore, additional legislation in the areas of healthcare reform, taxation, sustainability of packaging, including plastics, could also increase our costs. In addition, any future government shutdowns may result in delays in the acceptance, review and approval of products or claims by the EPA or other governmental agencies, or other required governmental approvals.

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If we are found to be noncompliant with applicable laws and regulations in these or other areas, we could be subject to civil remedies, including fines, injunctions, product withdrawals or recalls or asset seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business. Loss of or failure to obtain necessary permits and registrations could delay or prevent us from meeting product demand, introducing new products, building new facilities or acquiring new businesses and could adversely affect our financial condition and results of operations.

Reliance on a limited base of suppliers may result in disruptions to our business.

We may rely on a limited number of suppliers for certain commodities and raw material inputs, including sole-source and single-source suppliers for certain of its raw materials, packaging, product components, finished products and other necessary supplies. New suppliers have to be qualified under our stringent standards and may also have to be qualified under governmental and industry standards, and any relevant standards of our customers, which may require additional investment and time. We could experience disruptions in production and other supply chain issues, which could result in out-of-stock conditions, and its results of operations and relationships with customers could be adversely affected if we are unable to qualify any needed new suppliers or maintain supplier arrangements and relationships, if we are unable to contract with suppliers at the quantity, quality and price levels needed for our business, if any of our key suppliers becomes insolvent or experiences financial distress, or if any environmental, economic or other outside factors impact our operations.

Environmental matters create potential liabilities that could adversely affect our financial condition and results of operations.

We must comply with various environmental laws and regulations in the jurisdictions in which we operate, including those relating to air emissions, water discharges, handling and disposal of solid and hazardous wastes, remediation of contamination associated with the use and disposal of hazardous substances and climate change. We anticipate incurring significant expenditures and other costs in complying with such environmental laws and regulations, and such expenditures reduce the cash flow available to us for other purposes. We may also become the subject to environmental liabilities in the future that could result in a material adverse effect on our financial condition and results of operations.

Increased focus by governmental and non-governmental organizations, customers, consumers and investors on sustainability issues, including those related to climate change, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.

As climate change, land use, water use, deforestation, recyclability or recoverability of packaging, including single-use and other plastic packaging, and other sustainability concerns become more prevalent, governmental and non-governmental organizations, customers, consumers and investors are increasingly focusing on these issues. In particular, changing consumer preferences may result in increased customer and consumer concerns and demands regarding packaging materials, including plastic packaging, and their environmental impact on sustainability, a growing demand for natural or organic products and ingredients, or increased consumer concerns or perceptions (whether accurate or inaccurate) regarding the effects of ingredients or substances present in certain consumer products. This increased focus on environmental issues and sustainability may result in new or increased regulations and customer demands that could cause us to incur additional costs or to make changes to our operations to comply with any such regulations and demands.

Concern over climate change may result in new or increased legal and regulatory requirements to reduce or mitigate the effects of climate change on the environment. Increased costs of energy or compliance with emissions standards due to increased legal or regulatory requirements may cause disruptions in or increased costs associated with manufacturing our products. In addition, any failure to achieve our goals with respect to reducing our impact on the environment or perception (whether or not valid) of our failure to act responsibly with respect to the environment or to effectively respond to new, or changes in, legal or regulatory requirements concerning climate change or other sustainability concerns could adversely affect our business and reputation.

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Our facilities and suppliers are subject to disruption by events beyond our control.

Operations at our facilities, our suppliers’ facilities (including sole-source and single-source suppliers), service providers and customers are subject to disruption for a variety of reasons, including work stoppages, cyber-attacks and other disruptions in information technology systems, demonstrations, disease outbreaks or pandemics, acts of war, terrorism, fire, earthquakes, flooding or other natural disasters, disruptions in logistics, loss or impairment of key manufacturing sites, supplier capacity constraints, raw material and product quality or safety issues, industrial accidents or other occupational health and safety issues. If a major disruption at our facilities or at the facilities of our suppliers were to occur, it could result in injury to people, damages to the natural environment, temporary loss of access to critical data, unauthorized disclosure of sensitive or confidential information, delays in shipments of products to customers, disruptions in our supply chain or suspension of operations. Any such disruption could have a material adverse effect on our business, financial condition and results of operations.

If we are found to have infringed the intellectual property rights of others or cannot obtain necessary intellectual property rights from others, our competitiveness could be negatively impacted.

If we are found to have violated the trademark, trade secret, copyright, patent or other intellectual property rights of others, directly or indirectly, through the use of third-party marks, ideas or technologies, such a finding could result in the need to cease use of such trademark, trade secret, copyrighted work or patented invention in our business or products as well as the obligation to pay for past infringement. If holders are willing to permit us to continue to use such intellectual property rights, they could require a payment of a substantial amount for continued use of those rights. Either ceasing use or paying such amounts could cause us to become less competitive and could have a material adverse effect on our business, financial condition and results of operations.

Even if we are not found to infringe on a third party’s intellectual property rights, claims of infringement could adversely affect our business. We could incur material legal costs and related expenses to defend against such claims and we could incur significant costs associated with discontinuing to use, provide or manufacture certain products, services or trademarks even if we are ultimately found not to have infringed such rights.

Risks Related to the Company’s Governance and this Offering

There is no minimum offering amount, and the Maximum Offering Amount may not be raised.

The Offering does not have a minimum offering amount. All subscription payments received for shares of Common Stock will, upon acceptance of the associated subscription, be deposited into the Company’s bank account and thereafter be immediately available for use by the Company. The Company is seeking gross proceeds from the Offering of up to a maximum of $50,000,000. There can be no assurance that the maximum proceeds from the Offering will be raised. If the Maximum Offering Amount is not raised, then the Company may be required to obtain capital from other sources, including from debt or preferred stock offerings, diluting the ownership of investors in this Offering potentially giving other investors superior rights and preferences.

Investors in this Offering will not have any voting control over the Company’s business and affairs.

ISFFE owns more than 80% of the outstanding shares of voting Common Stock of the Company, all of which are voted by Dr. Gregory Hummer. Even if the Maximum Amount of the Offering is sold, investors would have approximately 20% of the voting shares outstanding. Thus, Dr. Hummer is expected to control a majority of the voting power for the foreseeable future and therefore controls the business and affairs of the Company.

The Company is subject to a number of conflicts of interests.

The Company has entered into contracts and agreements with Dr. Hummer or his affiliated entities which have not been negotiated on an arms’-length basis. These contracts include the License Agreement from ISFFE and the Sublease Agreement for the Company’s office space. The Company cannot guarantee that these contracts and arrangements are fair and reasonable to the Company.

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Additionally, Dr. Hummer and certain of the Company’s officers and key consultants are not full time employees and have other jobs and commitments. Dr. Hummer is also the Manager of both IdentifySensors, LLC and Identify Sensors Fresh Food Enterprises, LLC. Ann Hawkins, the Chief Financial Officer, is a part time consultant. Such officers are not required to devote their full time and energy to the Company and have other employers to whom they owe a duty of care and loyalty.

There is no market for our stock and for the foreseeable future, it is unlikely one will develop.

Prior to this offering, there has been no public market for shares of our Common Stock. An active market may not develop following completion of this offering, or if developed, may not be maintained.

The price at which our Common Stock will trade after this offering could be extremely volatile and may fluctuate substantially due to the following factors, some of which are beyond our control:

•	variations in our operating results;

•	variations between our actual operating results and the expectations of securities analysts, investors and the financial community;

•	announcements of developments affecting our business, systems or expansion plans by us or others;

•	market volatility in general; and

•	the operating results of our competitors.

As a result of these and other factors, investors in our Common Stock may not be able to resell their shares at or above the initial offering price. Investors should view an investment in our stock as a long-term investment.

Our offering price is arbitrary and bears no relationship to our assets, earnings, or book value.

There is no current public trading market for our Common Stock and the price at which the Common Stock are being offered bears no relationship to conventional criteria such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

New shareholders will experience immediate dilution.

The net tangible book value of the Common Stock offered hereby will be substantially diluted below the offering price paid by investors. Therefore, new shareholders will experience immediate dilution.

An investment in the Common Stock is speculative and there can be no assurance of any return on any such investment.

An investment in our Common Stock is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

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The Common Stock are offered on a “best-efforts” basis and we may not raise the maximum amount being offered.

Since we are offering the Common Stock on a “best-efforts” basis, there is no assurance that we will sell enough shares to meet our capital needs. If you purchase shares in this offering, you will do so without any assurance that we will raise enough money to satisfy the full use of proceeds to us that we have outlined in this Offering Circular or to meet our working capital needs.

If the Maximum Offering is not raised, it may increase the amount of long-term debt or the amount of additional equity it needs to raise.

There is no assurance that the maximum amount of Common Stock in this offering will be sold. If the Maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this offering.

We have not paid dividends in the past and do not expect to pay dividends in the foreseeable future.

We have never paid cash dividends on our shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our shares will depend on earnings, financial condition and other business and economic factors that management may consider relevant. If we do not pay dividends, our shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

An investment in our Common Stock could result in a loss of your entire investment.

An investment in our Common Stock offered in this Offering involves a high degree of risk and you should not purchase the shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

Sales of our shares by insiders under Rule 144 or otherwise could reduce the price of our shares, if a trading market should develop.

Certain officers, directors and/or other insiders may hold our shares and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevailing market prices for our securities in any trading market that may develop.

Should our securities become quoted on a public market, sales of a substantial number of shares of our type of stock may cause the price of our type of stock to decline.

Should a market develop, and our shareholders sell substantial amounts of our shares in the public market, shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. Our board of directors performs these functions. No members of the board of directors are independent directors. Thus, there is a potential conflict that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

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We have made assumptions in our projections and in forward-looking statements that may not be accurate.

The discussions and information in this offering circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this offering circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the offering circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from those we projected or estimated. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving us or our employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this offering circular or in other reports issued by us or by third-party publishers.

We have significant discretion over the net proceeds of this Offering.

We have significant discretion over the net proceeds of this Offering. As is the case with any business, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in our Common Stock.

You should be aware of the long-term nature of this investment.

There is not now, and likely will not be in the near future, a public market, for the Common Stock. Because the Common Stock have not been registered under the securities act or under the securities laws of any state or non-united states jurisdiction, the shares may have certain transfer restrictions. It is not currently contemplated that registration under the securities act or other securities laws will be affected. Limitations on the transfer of the Common Stock may also adversely affect the price that you might be able to obtain for the Common Stock in a private sale. You should be aware of the long-term nature of your investment. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

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DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate Common Stock outstanding) that occurs for any given share of stock when additional shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Common Stock offered herein will constitute approximately 19.9% of the total Common Stock of stock of the Company outstanding on a fully diluted basis. The following chart shows the dilution that would occur if the Company sells 10%, 25%, 50% and the full amount of the offering. However, the Company expects to issue additional shares to certain employees, officers, and directors in exchange for services which will result in greater dilution to the shareholders. We also anticipate that subsequent to this offering we may require additional capital and such capital may take the form of Common Stock, preferred stock or securities or debt convertible into stock. Such future fund raising will further dilute your percentage ownership of the Common Stock sold herein. This table does not include the 587,975 unexercised warrants or options outstanding as of the year ended June 30, 2022.

	10% of	25% of	50% of	Maximum
	Offering	Offering	Offering	Offering

Assumed offering price per share	$4.50	$4.50	$4.50	$4.50

Net tangible book value per share as of June 30, 2022	$0.02	$0.02	$0.02	$0.02

Increase in net tangible book value per share attributable to new investors	$0.09	$0.22	$0.42	$0.76

Adjusted net tangible book value per share as of June 30, 2022, after giving effect to the offering	$0.11	$0.24	$0.44	$0.78

Dilution per share to new investors in the offering	$3.89	$3.76	$3.56	$3.22

	10%	25%	50%	100%
Number of Shares Sold	1,111,111	2,777,778	5,555,555	11,111,111
Offering Price	$4.50	$4.50	$4.50	$4.50
Gross Proceeds	$5,000,000	$12,500,000	$25,000,000	$50,000,000
Offering Expenses	$(600,000)	$(1,500,000)	$(3,000,000)	$(6,000,000)
Net Proceeds	$4,400,000	$11,000,000	$22,000,000	$44,000,000

Shares outstanding	47,550,216	49,216,883	51,994,661	57,550,216
Investors ownership percentage	2.34%	5.64%	10.68%	19.31%
New Net Tangible Value	$4,400,000	$11,000,000	$22,000,000	$44,000,000

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PLAN OF DISTRIBUTION

The Common Stock are being offered in the United States pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings, by the management of the Company on a “best-efforts” basis directly to purchasers who satisfy the requirements set forth in Regulation A. The Company has also engaged Dalmore Group, LLC as the broker/dealer of record for the Offering.

Description of Broker-Dealer Agreement with Dalmore

The following is a summary of the material terms of the Broker-Dealer Agreement with Dalmore. A complete copy of the agreement is attached to the Offering Statement of which the Offering Circular is part as Exhibit 6.12.

Services Provided. Effective January 13, 2021, but subject to receipt of a “No Objection Letter” from FINRA, the Company engaged Dalmore to provide the following services relating to the Company’s offer and sale of Common Stock pursuant to the Offering Circular:

1.       Review investor information, including know your customer data, perform anti-money laundering and other compliance checks and recommend whether the Company accept a prospective investor;

2.       Review subscription agreements and recommend to the Company whether to accept the subscription of the prospective investor;

3.       Gather additional information from prospective investor as needed;

4.       Keep investor details and data confidential; and

5.       Coordinate with third parties to ensure adequate review and compliance.

Dalmore shall not provide any investment advice or investment recommendations to prospective investors.

Term and Termination. The Broker-Dealer Agreement has a term of twelve months but may be terminated earlier by Dalmore if the Company fails to perform or observe any material term of the agreement, or by either party if any representation or warranty of the other party is incorrect or if legal compliance cannot be achieved after commercially reasonable efforts. Either party may also terminate upon 30 days’-notice if the other party files for bankruptcy, liquidation or reorganization.

Compensation. The Company shall pay Dalmore one percent (1%) of the amount raised by the Company, plus a one-time consulting fee of $5,000, plus $5,000 for out-of-pocket expenses. Additionally, the Company shall be required to pay an $8,000 FINRA filing fee. The minimum investment by each purchaser in the offering is 75 Shares of Common Stock for $307.5. We have the option in our sole discretion to accept less than the minimum investment.

We are offering a Maximum Offering of up to 11,111,111 in Common Stock at a price of $4.25 per share, on a best-efforts basis, with no minimum offering, meaning that all funds received from the sale of Common Stock will be immediately available for use by the Company. The Company may also require all purchasers of Shares who pay using credit cards to pay the credit card processing fees estimated to be 3.75% of the purchase price. The Company has engaged Novation Solutions, Inc. dba Dealmaker to act as an advisor and promotor. Dealmaker will perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

The Company intends to market the shares in this Offering through Dalmore and through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform.

The offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is one year from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by the Company in its sole discretion.

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The Company may undertake one or more closings on an ongoing basis. After each closing, funds tendered by investors will be available to the company. The Company expects to hold closings on at least a monthly basis.

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT PURCHASE PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

No Minimum Offering Amount

The shares being offered will be issued in one or more closings. No minimum number of shares must be sold before a closing can occur; however, investors may only purchase shares in minimum increments of 75 shares ($307.50). Potential investors should be aware that there can be no assurance that any other funds will be invested in this offering other than their own funds.

No Selling Shareholders

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

The Online Platform

Dealmaker will provide the following services to the Company and will paid the fees set forth below:

–	Creation of a deal portal for the Regulation A Offering, including setup of subscription documents, enable payment networks, train users ($5,000);

–	Track, signing and reconciliation of transactions and shareholder engagement tracking ($1,250 monthly);

–	Electronic signature gathering ($15 per transaction);

–	Payment reconciliation ($15 per transaction);

–	Payment processing (varies based upon method of payment); AND

–	Anti-Money Laundering services ($2.50 per individual, $25.00 per entity).

Dealmaker does not directly solicit or communicate with investors with respect to offerings posted on its site, although it does advertise the existence of its platform, which may include identifying issuers listed on the platform. The Offering Circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the Dealmaker website.

Transfer Agent and Registrar

Colonial Stock Transfer serves as transfer agent to maintain shareholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our shareholder register. The Company estimates the aggregate fee due for the above services to be approximately $5,000 annually.

Subscription Procedure

After the Commission has qualified the Offering Statement, we will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds by wire, credit, or debit card or ACH transfer to the escrow account to be set up by the Escrow Agent. Tendered funds will remain in escrow until closing has occurred. Upon closing, funds tendered by investors will be made available to the Company for its use.

The minimum investment in this offering is $307.50.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of his or her net worth (excluding the investor’s principal residence).

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The subscription procedure is summarized as follows:

1.	Go to the Company’s page on https://identifysensors.com/isb-rega/and click on the “Invest Now” button;
2.	Complete the online investment form;
3.	Deliver funds directly by wire, debit card, credit card or electronic funds transfer via ACH to the specified account;
4.	Once funds or documentation are received an automated AML check will be performed to verify the identity and status of the investor;
5.	Once AML is verified, investor will electronically receive, review, execute and deliver to us a Subscription Agreement.

Upon confirmation that an investor’s funds have cleared, the Company will instruct the Transfer Agent to issue shares to the investor. The Transfer Agent will notify an investor when shares are ready to be issued and the Transfer Agent has set up an account for the investor.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Common Stock for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Common Stock, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Common Stock. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the Common Stock will be required to meet the above suitability standards.

In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Common Stock. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

The Common Stock may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the Common Stock may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the investor, without interest or deductions.

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USE OF PROCEEDS

The Use of Proceeds is an estimate based on our current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Common Stock in this Offering are $50,000,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $44,000,000 after the payment of the fixed offering costs, but before variable costs of marketing, Dealmaker fees and other compliance fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for research and development activities, marketing and sales activities, salaries and wages, the establishment of distribution channels and working capital. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

The officers and directors of the Company will be paid salaries or consulting fees and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

This Use of Proceeds accounts for the sales of 10%, 25%, 50% and 100% of the Maximum Offering.

	10%	25%	50%	100%
Gross Proceeds	$5,000,000	$12,500,000	$25,000,000	$50,000,000
Sales Commissions	350,000	875,000	1,750,000	3,500,000
Estimated Offering Expenses	$250,000	$625,000	$1,250,000	$2,500,000
Total Expenses	600,000	1,500,000	3,000,000	6,000,000

Net Proceeds	4,400,000	11,000,000	22,000,000	44,000,000

Product Development	$2,200,000	$5,500,000	$11,000,000	$22,000,000
Operational Costs	$880,000	$2,200,000	$4,400,000	$8,800,000
Marketing and Sales	$440,000	$1,100,000	$2,200,000	$4,400,000
New Hires	$660,000	$1,650,000	$3,300,000	$6,600,000
Working Capital	$220,000	$550,000	$1,100,000	$2,200,000

Total Use of Proceeds	$5,000,000	$12,500,000	$25,000,000	$50,000,000

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Offering Expenses

We expect total expenses from this Offering to amount to approximately twelve percent (12%) of the gross proceeds of the Offering. Such offering expenses include fixed offering expenses of The Dalmore Group, LLC (sales commissions of 1% of the Offering proceeds), legal counsel, audit fees to the independent auditor, and blue-sky fees and costs. We will also incur variable fees for compliance costs, transfer agent fees and costs, marketing and sales costs, and the fees payable to Dealmaker, all of which depend upon the amount raised and the number of investors in this Offering.

Business Purpose and Working Capital

The remainder of the proceeds for this Offering will be employed to pursue our business purpose, including investing in the development of our products, engaging a quality management and regulatory teams, a sales team, marketing and advertising expenses and the development of distributions channels for our products. Part of the proceeds from this Offering will be used to cover the Company’s working capital needs.

Anticipated Commercialization Progress

The success in commercializing all of our intended products will depend, in part, upon the amount of proceeds we receive from the sale of common stock in this offering. If this offering is funded at 50%, then as you can see in the table below, we believe that we will be able to fully develop and launch our commercial projects without raising additional funds for the next six months. If this offering is fully funded at 100%, then we believe that we will have enough cash to implement our plan of operations for longer than twelve (12) months. We expect to be able to make the following progress on commercializing and selling our technology according the various levels of funding. The Company believes that it can adjust its operating expenses depending upon the proceeds of the Offering by increasing or decreasing the number of employees, by expanding or contracting the number of products being commercialized and by limiting or increasing our research, development, regulatory and marketing and sales efforts.

Percent of Maximum Capital	Gross Proceeds	Estimated Net Proceeds	Anticipated Product Commercialization
10%	$5,000,000	$4,400,000	Full commercialization and commencement of sales of Point of Care
25%	$12,500,000	$11,000,000	Full commercialization and sales of Point of Care
50%	$25,000,000	$22,000,000	Full commercialization and sales of Point of Care
100%	$50,000,000	$44,000,000	Full commercialization and sales of Home and Point of Care

In each case, we may need additional capital to scale production depending upon product demand and to expand our marketing and sales efforts but at this time we cannot anticipate the exact costs of such manufacturing, marketing and sales.

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DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this Offering. Our Offering Price is arbitrary with no relation to the value of the Company. The Company has engaged the Dalmore Group, a broker-dealer registered with the SEC and a member of FINRA, to perform administrative and technology related functions in connection with this Offering, but not for underwriting or placement agent services.

DESCRIPTION OF BUSINESS

Overview

Check4® is a rapid and accurate electrochemical molecular gene detection platform intended to detect different types of pathogens. Check4® uses a disposable one-time use cartridge and a reusable reader to easily perform the test for a given pathogen. The platform can also be used with a multiplexed cartridge to detect several pathogens all at once. The user takes a saliva sample, the cartridge is inserted into the reader, the user inserts their saliva sample into the cartridge and within minutes the reader sends its data to the Cloud for recording and interpretation. Results are displayed in approximately 5 minutes on the user’s smartphone.

Check4® was initially designed as an alternative to the laboratory-based reverse transcription polymerase chain reaction (RT-PCR) tests for COVID-19. Since the World Health Organization declared the end of COVID-19 as a world health emergency in May of 2023, we have been working towards developing similar test cartridges for other bacteria and viruses, using the same nano-sensor platform. Examples of additional tests include Influenzas A & B, RSV, Ebola, Hepatitis C, HIV, Legionella, MRSA, Lyme, and Zika.

In July 2022, the Company entered into an agreement for the initial technical and manufacturing assessment of the Check4 reader and cartridge design with Jabil Inc., a contract manufacturer based in St. Pete, Florida. The goal of the agreement is: (i) to vet the current design, evaluate functionality and propose modifications for production application, and (ii) through a heuristic analysis, to understand the features of the device that are considered imperative to a successful user experience. We expect the agreement with Jabil to help us review our first-generation product enclosures to better fit for large scale manufacturing of the cartridge and reader. Once we complete product development will file our first FDA pre-submission for Ebola and Marburg viruses during 2023. The US FDA has allowed the Company to file under Emergency Use Authorization (EUA) for Ebola because of the seriousness of this viral illness and the perceived advantages of Company’s technology. See Testing and Evaluating Platform Devices Seeking FDA Approval below.

As of the date of this Offering Circular, we have successfully and repeatedly identified the specific gene for target RNA in heat-inactivated virus saliva test samples and in heat-inactivated clinical saliva samples at concentrations comparable to lab-based RT-PCR tests, for COVID-19, Flu A & B, RSV and Ebola. The time of detection is within five minutes. Development has shown repeatable results under various conditions using clinical samples required by regulators, manufacturers, and consumers and to be able to multiplex detection of up to 4 different pathogens in one cartridge.

On January 18, 2023, the Company entered into a license agreement with the University of Florida Board of Trustees, as owner of UF Innovate/Accelerate, to license the use of the space or spaces in the building located at 12085 Research Drive, Alachua, Florida, 32615/747 SW 2nd Ave., Gainesville, Florida (the “Licensed Space”). The Licensed Space shall be used solely as an office, light manufacturing, or laboratory research space. The Company will have full access to and use of the Licensed Space and the right to use and access all common areas within the Licensed Space on an “as available” basis. The term of the license agreement is for 12 months, and the Company will pay $4,000 per month for the license to use the Licensed Space.

In February 2023, we entered into a license agreement with the University of Florida. The purpose of the agreement is to license the non-exclusive use of the University of Florida Nanoscale Research Facility and the University of Florida Major Analytical Instrumentation Center (the “Facilities”). The term of the agreement is one year from its effective date. The agreement can be terminated by the University of Florida upon seven days written notice to the Company, for any or no reason. All rights title and interest in and to any intellectual property developed or conceived solely by the Company in the Facilities or through the use of the Facilities will belong to the Company. All rights title and interest in and to any intellectual property developed or conceived jointly by the Company and any employees of the University of Florida in the Facilities or through the use of the Facilities will belong jointly to the Company and the University of Florida.

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In March of 2023 we acquired five key Quality Management Systems (“QMS”) and Regulatory personnel. This team is led by Ghazi Kashmolah, the Company’s Executive Vice President of Regulatory Affairs, who has 30 years of experience in quality and regulatory work. Until recently, he was the executive vice president of regulatory affairs and chief quality officer at Lucira Health, where he was responsible for FDA approval and achieved the first multiplex COVID/FLU diagnostic test for direct-to-consumer. Under the direction of Mr. Kashmolah, our QMS and Regulatory team is currently diligently working on preparing seven submissions to the US FDA, which we expect to file in 2023.

In April of 2023 we engaged the services of MedTech Review LLC to provide business development, public sector relations, investor relations and other consulting services to the Company. All services will be provided by John Beasley and Joe Ostendorf. The agreement renews on a month-to-month basis, and the consultants will be compensated on an hourly basis. Under the terms of the consulting agreement, the consultants will assist the Company’s Executive Vice President of Regulatory Affairs with: (i) advice in regulatory requirements in different countries and regions; (ii) the development of regulatory strategies, identification of risks and risk mitigation; (iii) the preparation of regulatory submissions; and (iv) services in connection with respiratory viruses, Hep C and HIV, Ebola, Diarrheal and equatorial viruses, such as Dengue, Zika, west Nile, etc.

The development of our products has not been completed and has not been subjected to any third-party testing. We cannot yet market or sell any of our products in certain markets that require FDA like approval. Even if we obtain such approval we cannot guaranty that our products will obtain any market acceptance.

Market Opportunity

As of December 31, 2022, over 3.7 billion RT-PCR tests were conducted and reported world-wide. Testing was widely viewed as a critical component to combating COVID-19, and we believe it will continue to remain a critical component to combating other communicable diseases, such as the Flu and RSV. Our goal is to provide a test that is: (i) as accurate as RT-PCR tests; (ii) faster and more accurate than PCR and antigen tests; (iii) can be used at home or at the “point-of-care;” and (iv) less expensive than other molecular tests currently on the market.

Despite being the world’s largest test provider, during the COVID-19 pandemic, the U.S. struggled to satisfy demand for a cost-effective, rapid, and highly accurate molecular test that could be conducted at home or at the “point-of-care”. The inadequacies of testing in the U.S. seemed to be due in-part by an over-reliance on resource-intensive, yet highly accurate laboratory-based RT-PCR tests and cost-effective, yet inaccurate antigen tests. While RT-PCR is considered the most accurate diagnostic method for most viruses, including COVID-19, available today, the lab-based test is far too resource intensive to be deployed at scale either for Covid or for other communicable diseases.

A stopgap that addressed some of the testing inadequacies was the rapid antigen testing. Antigen tests are known to be rapid and inexpensive, however they are also known to be less accurate than molecular tests. Antigen tests also demonstrated difficulty in identifying infected individuals with low viral loads, limiting its ability to serve as an effective testing tool. While antigen tests are cheap, they are not reliable. Check4 tests are intended to be competitive in price and much more accurate with a low level of detection (LOD), capable of detecting infection in asymptotic patients.

We intend to fill the gap in testing capability for other communicable diseases by developing an affordable molecular test that can be conducted frequently and returns results within minutes, not only for Covid19, but for other pathogens such as the Flu A and the Flu B, influenza, etc. We intend for our test to detect the specific genes of these pathogens at concentrations comparable to lab-based RT-PCR tests, while overcoming many of the limitations of existing molecular tests.

Our proposed approach avoids the limiting element of other molecular tests such as enzymatic reactions (reverse transcriptase), amplification, sample preservation or sample transportation, exposure to extremes of temperature, which can introduce error and raises the risk of inaccurate results achieving elevated levels of testing for communicable diseases is difficult, but we believe eventually it is possible. To do so, we believe the U.S. cannot rely on laboratory-based RT-PCR tests alone. During the COVID-19 pandemic, RT-PCR tests demonstrated to be far too resource intensive, due to the high cost per test and the lengthy amount of time it takes for the test to return results. Laboratory-based testing seems to have too many moving parts to be an effective tool for managing the spread of infections in large populations. On the other hand, rapid antigen tests are inaccurate and will continue to be so as viruses mutate.

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Table 1 presents critical elements of RT-PCR molecular tests and how our electrochemical molecular test compares to them. We intend our test to be faster, more scalable, more cost-effective, digital and to present fewer production and operational challenges by not relying on enzymes or reagents that have supply availability and quality issues. We also have a simple sample collection and testing method that does not require sample preservation, amplification and returns results in minutes.

Table 1: Comparison of Critical Test Elements Between Laboratory-Based RT-PCR Tests and IdentifySensors Biologics’ Rapid Electrochemical Point-of-Care Test

Critical Test Element	Laboratory-Based RT-PCR Molecular Tests	IdentifySensors Biologics Electrochemical Test
Sample Collection	Nasal or Throat Swab	Saliva
Sample Preservation/Transportation	Yes	No
Selectivity/Sensitivity	EUA [1] and some Pre-EUA	Pre-EUA
Use of Enzymes & Reagents	Yes	No
Use of Amplification	Yes	No
Speed	Days (Often)	Minutes (Always)
Scalability	Low (Laboratory-Based)	High (Point-of-Care)
Cost-Effectiveness	Low (actual $150/test)	High (estimated $25-38/test with one-time purchase of reusable reader for $50-108 wholesale)
Test Output	Manual/Written (Often)	Automatic/Digital (Always)
Test Reporting	Manual/Transcribed (Often)	Automatic/Cloud (Always)
Extremes of Temperature Sensitive	Yes	No

Intended Target Markets

We intend to target primarily three markets: 1) essential businesses, testing clinics and other healthcare facilities (referred throughout as Businesses), 2) individuals and families (referred throughout as Individuals & Families), and 3) public sector agencies responsible for providing highly available and affordable Flu, RSV and COVID-19 testing (referred throughout as Public).

1.	Businesses operating in critical and essential industries such as education, healthcare, retail, transportation and trade, travel and hospitality and agriculture among other industries need a fast, accurate and inexpensive high-volume option for implementing robust testing programs. The simplicity of our platform could allow the test to be administered at a nurse’s station using a saliva test sample, with the results being transmitted to a secure private cloud within minutes where the results are stored and managed. The system could also automatically perform the standard reporting to state health laboratories and the CDC, enabling real-time tracking, tracing, and more efficient management of health resources. The system could also integrate with Electronic Health Record (EHR) systems, Customer Relationship Management (CRM) systems and various other security and enterprise data systems.

2.	Individuals & Families need a fast, accurate and inexpensive personal diagnostic platform for regular testing to mitigate the risk of contracting communicable diseases from daily activities. The platform device intends to be able to be operated by untrained individuals at home or in non-clinical settings using saliva samples, with results being transmitted wirelessly within minutes to a software app on a personal smart device. Standard routine reporting for infectious disease can be performed automatically via the cloud.

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3.	Public needs access to rapid, accurate and inexpensive testing technology that definitively diagnoses infectious diseases like Flu and COVID-19 infections. The diagnostic platform intends to serve public sector entities responsible for administering high volumes of public infectious disease testing. The platform intends to be operated by trained professionals in non-clinical settings such as airports, ports of entry, train stations, parking lots or other public testing locations, with results transmitted by Wide Area Network (WAN) to the private cloud for rapid processing, tracking, tracing and pandemic resource management. Standard routine reporting for infectious disease can be performed automatically via the cloud.

Overview of the Diagnostics & Medical Laboratories Industry

The total addressable market for laboratory-based molecular tests depends on how many tests are conducted each day. We believe that testing demand is in-part a function of price per test, accuracy of the test and timeliness of delivering test results.

The two largest providers of molecular tests, Quest Diagnostic and Laboratory Corporation of America Holdings dominate the Diagnostics and Medical Laboratory Industry controlling about 32 percent of the market.

Prior to the pandemic, the Diagnostics & Medical Laboratories industry generated $52.3 billion in annual revenue and $3.7 billion in annual profit. More than 60 percent of the revenue comes from pathology services, which is the branch of medicine that deals with examination of biological samples for forensic or diagnostic purposes.

Centralized lab-based pathology services, however, faced significant challenges during the COVID-19 pandemic. For example, when testing for COVID-19 along with other pathogens, on-site and rapid delivery of results became the primary factor in determining whether a test was valuable. The growing need for test results that are not only accurate but timely, can place the entire business model of centralized lab-based pathology services at risk for disruption by point-of-care devices. This disruptive trend was well underway prior to the pandemic, and the health crisis rapidly accelerated the market transition.

Sample Collection

Sample collection is required for all diagnostic testing, and how the sample is collected impacts not only the accuracy of the test, but also overall cost-effectiveness and even the risk of virus transmission.

For example, most molecular-assay tests could require about 20 different reagents, consumables, and other pieces of equipment. The tests could also require a trained medical professional to invasively swab patient’s throat or nasal cavity. However, sample collection supplies including swabs, sample transport mediums and personal protective equipment (PPE) proved to be in short supply during the COVID-19 pandemic and could be in short supply in future health crisis.

This centralized method of sample collection presents risks not only for preserving the test sample, which is critical for test accuracy, but also the sample collection method exposes medical professionals to virus transmission risk, particularly when adequate PPE is not available.

As a result, health authorities have moved aggressively to approve alternative transport mediums (such as saline) and different types of sample collection methods such as saliva and lower-respiratory-tract samples. Studies indicate that the test results from such alternative sample collection methods could be as accurate as those taken from swabs.

Approval of new sample-collection methods have not only opened the door to “at-home” sample collection, but also “at-home” testing.

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Transitioning to Point-of-Care Diagnostic Devices

While the World Health Organization has declared the end of the COVID-19 pandemic as a global health emergency, other health crisis could be looming, and new testing techniques and technologies are desperately needed to help facilitate rapid, at-home diagnostic devices that could effectively perform early diagnoses of various pathogens and diseases before they cause a problem for the afflicted individual, their daily contacts and their surrounding community.

We believe that the market transition to point-of-care from lab-based testing is being driven in-part by innovative technologies that provide better and earlier disease diagnosis, accompanied by new treatments and therapeutics. Earlier diagnosis and targeted treatments could help to drastically improve health outcomes.

Other factors are also impacting the market shift, including population aging, preventive medicine, insurance coverage of testing services and increasing healthcare expenditure.

Preventive Medicine

Medical professionals are increasingly practicing preventative medicine, where testing bodily fluids is a primary tool. Many medical problems are reflected in patient’s bodily fluid before any noticeable symptoms. The rising cost of healthcare in the U.S. has encouraged the use of preventive care, including laboratory testing, to decrease patient’s need for costly procedures further down the road.

Cost of Services, Reimbursements and Health Expenditure

For laboratory-based testing, the patient is estimated to pay about 10 percent of costs. While the cost sharing is designed to reduce overuse of laboratory-based testing health services by making patients more aware of service costs, the reimbursement levels by private and public insurers also signals the high value of such services. A new CPT billing code1 has been established for a multiplexed molecular gene test that could allow point of care providers to easily perform the Check4 tests in their offices with a substantial margin, we believe this new CPT code might help position the Check4 test platform as a market favorite.

Under the centralized laboratory-based testing model, the patient does not initiate the use of laboratory testing, rather, physicians refer patients to laboratories. Since physicians or other healthcare providers request laboratory tests to aid with the diagnoses or monitoring of a patient’s medical condition, demand is more sensitive to the number of physician visits than to the cost of industry services. This sensitivity to demand would not be a constrain under a decentralized testing model that uses point-of-care diagnostics.

Product Development & Implementation

The molecular self-test that we intend to offer is a simple saliva test that will seek out the very specific genes of different pathogens in the saliva test sample. Unlike other molecular tests including the RT-PCR test, our test intends to not require reagents, enzymes and most importantly the duplication and amplification of the target genes of the pathogens.

Testing for pathogens typically involves three types of settings: at a clinic, at a public testing station and more recently at a home using a self-test. The setting is determined primarily by the type of test and the ability of untrained individuals to conduct the test.

During the COVID-19 pandemic, RT-PCR tests were conducted in CLIA-certified laboratories, with test samples being collected at clinics, public testing stations and at home using collection kits that were mailed to labs for testing. Other types of tests such as antigen and antibody tests are different than RT-PCR in that they could be conducted at the point-of-care, which can include clinics, testing stations and the home.

______________________

1 Current Procedural Terminology (CPT) codes are numbers assigned to each task and service that an individual can obtain from a healthcare provider.

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We believe that a highly accurate rapid molecular test conducted at private businesses, clinics and homes could have provided a better management of pandemic and routine illness resources and an overall better response to a health crisis.

Our objective is to deliver a highly accurate molecular-based test capable of rapid results and automatic reporting of results in various settings including at businesses and clinics, at homes and at public testing stations.

Target Segments & Customers

The segments we intend to initially target are determined in-part by regulatory standards, the opportunity cost of virus outbreaks and by negative health outcomes associated with widespread infectious diseases like COVID-19. These segments could include clinics, medical facilities, businesses operating in essential industries, and individuals and families interested in frequent testing as a means of managing the risk of all communicable diseases, including COVID-19 exposure. Ultimately, we believe our testing platform is applicable to everyone everywhere, in the U.S. and world-wide.

Health Outcomes Among Leading Factors in Identifying Target Segments & Customers

Older people, particularly those with underlying health conditions are most susceptible to negative health outcomes from Flu, RSV and COVID-19, and should be tested often. As of November 30, 2021, more than 90 percent of deaths involving COVID-19 in the U.S. were attributed to people aged 50 or older. The oldest cohort, age 85 and older accounted for the largest share of 27 percent, followed by age group 75-84 accounting for 26 percent of COVID-19 deaths, age group 65-74 accounting for 23 percent, and age 50-64 accounting for 18 percent of deaths through November 10, 2021. The Flu also claims roughly 60,000 lives each year, and Covid continues to cause death around the world and in the US.

In the U.S., 34 percent of the population is age 50 or older and an estimated 60 percent of American adults have at least one chronic medical condition. While not all chronic conditions have proven to be associated with negative health outcomes from COVID-19, obesity is one of the most common underlying health conditions associated with severe COVID-19, and 40 percent of U.S. adults have obesity. The other underlying health conditions shown to be most associated with negative health outcomes from COVID-19 in the U.S., include chronic kidney disease, chronic obstructive pulmonary disease, weakened immune system, heart condition, sickle cell disease, type 2 diabetes and anxiety or fear-related disorders.

We estimate that over 90 million of the 246 million adults living in the U.S. or 37 percent of Americans are at a higher risk of serious illness if infected with Flu, RSV and COVID-19. We also believe that 1.7 billion people, comprising of 22 percent of the global population is considered “at-risk” of severe Flu A, RSV and COVID-19 by having at least one underlying health condition.

While there are many factors that seem to make the U.S. population more susceptible to severe infectious diseases one factor could be that the U.S. population is simply less healthy than the populations of comparable developed nations. The U.S. has the highest chronic disease burden and obesity rate of any country, which is two times higher than the OECD average. The U.S., compared to peer nations, has among the highest number of hospitalizations from preventable causes and the highest rate of avoidable deaths.

Progressive & Assisted Living Facilities Most At-Risk

Given that older people with underlying or chronic health conditions seem to be most susceptible to severe Flu, RSV and COVID-19, we intend to target states where high-risk individuals live, particularly those that hold as significant number of progressive and assisted living facilities.

IdentifySensors Biologics estimates that more than half of people living in 60 percent of U.S. states could be considered to have higher risk of serious illness from Flu, RSV and COVID-19.

Progressive and assisted living facilities are seen to be among the highest priority target markets. In 2019-2022, there were approximately 1.4 million residents receiving care across 15,483 nursing facilities in the U.S., with about 86 percent of those facilities having deficiencies related to controlling and preventing infection. Deficiencies related to the spread of infectious disease are common in nursing facilities and often go unaddressed.

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The U.S. states with the highest share of nursing homes with deficiencies related to the spread of infection include California, Michigan, Idaho, Delaware, Illinois, Mississippi, Missouri, and Alabama. The share of facilities in these states with infection prevention and control deficiencies exceeds 50 percent. Given the importance of following infection control procedures in mitigating the spread of viruses, facilities that have historically reported infection control deficiencies could be at elevated risk of a serious infectious disease outbreak.

Essential Industries Have a High Opportunity Cost of Disruption from Infectious Disease

IdentifySensors Biologics intends to prioritize the following segments and customers: education and healthcare services, wholesale and retail trade, leisure and hospitality, transportation and utilities, and agriculture and related food processing, among other essential industries. All together, these industries operating in the U.S. employed 81.7 million people in 2019-2022 or more than half of total employment. Prioritization of these segments is subject to change.

Education and healthcare are the largest industry in the U.S. by number of employed persons with 35.9 million or 23 percent of total employment in 2019-2022, followed by wholesale and retail trade with 19.7 million employed or 13 percent of the 2019 total. The leisure and hospitality industry employed 14.6 million or 9 percent of total employment in 2019 and transportation and utilities employed 9.0 million or 6 percent and agriculture and related food processing employed 2.4 million or 2 percent of the total. Prioritization of these intended segments is subject to change.

Intellectual Property

We have licensed intellectual property that intends to help create a competitive advantage in detecting pathogens in humans, animals, and agriculture. The intellectual property portfolio that we license consists of at least seven issued utility patents and seven pending patents. We have the right to world-wide use of these seven granted patents and seven pending patents as well as future patents through perpetual licenses with our parent companies, IdentifySensors, LLC and IdentifySensors Fresh Food Enterprises, LLC. IdentifySensors LLC owns a majority interest in IdentifySensors Fresh Food Enterprises LLC. IdentifySensors Fresh Food Enterprises LLC owns a majority interest in the Company.

Table 2: Active and Patent Pending Portfolio

Business Vertical	Product Line	Granted Patent Numbers
Clinical Diagnostics	Check4® (includes all clinical pathogens)	11179061, 11340210, 20220011293, 11172339, 10395503, 9922525 (7 additional patents pending being prosecuted globally)
Food Safety & Sustainability	Check4FreshTM (includes foodborne pathogens)	7667593, 7176793, 7911336, 8629770, 8674827, 9922525, 10395503, 10555505, 11140880 (5 additional patents pending)
Infrastructure & Environmental Monitoring	Check4LeaksTM (includes wastewater & emission monitoring)	9922525, 10395503, 10490053, 11024146, 20180321214 (5 additional patents pending being prosecuted globally)
National Security	Check4ThreatsTM (includes CBRN threats)	7667593, 7176793, 7911336, 8629770, 8674827, 9922525, 10395503, 11179061, 11172339, 10395503, 9922525

Description of License Agreement

IdentifySensors Fresh Food Enterprises, LLC (ISFFE) has granted the Company an exclusive license to use the carbon nanotube intellectual property, including patents, patents pending, technology, enhancements, tradenames, trademarks, trade secrets and processes. The Company can make, use, and sell any products derived from the intellectual property in the clinical diagnostic industry only. ISFFE does not own all such intellectual property but has rights to grant the license pursuant to a separate license agreement from Identify Sensors, LLC, which in turn licenses the intellectual property from Dr. Gregory Hummer (see “Risk Factors—Conflicts of Interest”).

Licensed IP. The intellectual property licensed to the Company includes seven (7) patents and seven (7) patents pending, as described below. The Company also has the right to use the tradename “IdentifySensors.” The Company believes that such intellectual property is sufficient to develop and commercialize the products and services intended to be offered by the Company.

No Fees or Royalties. The Company does not pay ISFFE any royalties or other fees for the use of the licensed intellectual property. ISFFE could receive dividends, if any, from the Company with respect to its Common Stock in proportion to its ownership percentage.

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Term. The License Agreement is perpetual but is subject to early termination by ISFFE only if we attempt to assign the rights to the License Agreement to a third party without ISFFE’s consent.

Scope of License. The license is worldwide and permits the Company to make, use and sell its products anywhere in the world. We can only use the licensed intellectual property in the clinical diagnostic industry. IdentifySensors, LLC and ISFFE has or may in the future grant the right to use the intellectual property in other industries or for other applications and we will have no rights or interest in such other industries or applications.

Ownership of Enhancements, Improvements and Modifications. The License Agreement provides that all enhancements, improvements, modifications, or other changes to the intellectual property will be the exclusive property of ISFFE, even if developed by the Company, but ISFFE will license such enhancements or developments back to us pursuant to the License Agreement.

Indemnification. We have agreed to indemnify and defend ISFFE against any suits, claims or damages arising from its actions, from any product liability related to our products and from our breach of the License Agreement. ISFFE has agreed to indemnify and defend us against claims of infringement by third parties.

Patent Description

The patents licensed to the Company from IdentifySensors, LLC have broad claims to devices, systems, and methods for detecting chemicals and pathogens. These patents are licensed to IdentifySensors, LLC or owned by IdentifySensors, LLC and IdentifySensors, LLC has granted to us the exclusive right to make, use and practice within the clinical diagnostics business vertical as described in this Offering Circular. Ownership and right to enforce of all patents shown and future patents derived within the business vertical reside with IdentifySensors, LLC.

Production & Marketing

Testing and Evaluating Platform Devices Seeking FDA Approval

The FDA has specified templates for commercial manufacturers seeking Emergency Use Authorization (EUA) and DeNovo pathways2. We intend to closely follow provided templates, particularly those templates that relate to molecular diagnostic tests in crafting a test and development plan.

The test and development plan could consist of steps aimed at generating the appropriate data and information required by the FDA for pre-EUA and EUA submission for Ebola and Marburg viruses. FDA recommends that the following validation studies be conducted for all infectious diseases molecular diagnostic assay: (i) Limit of Detection, (ii) Inclusivity, (iii) Cross-reactivity, and (iv) Clinical Evaluation. ISB’s first multiplexed respiratory cartridge will be presented to the FDA in 2023 via the FDA Break-Through pathway. ISB intends to file at least 7 FDA application in 2023 for various infectious agents.

Product Manufacturing Standards

We intend to pursue current good manufacturing practice (CGMP), a system for ensuring that products are consistently produced and controlled according to quality standards. The process could be designed to minimize the risks involved in any pharmaceutical production that cannot be eliminated through testing the final product.

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2 The De Novo request provides a marketing pathway to classify novel medical devices for which general controls alone, or general and special controls, provide reasonable assurance of safety and effectiveness for the intended use, but for which there is no legally marketed predicate device.

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CGMP requirements for medical devices in part 820 (21 CFR part 820) were first authorized by section 520(f) of the Federal Food, Drug, and Cosmetic Act (the Code). The Code was amended in 1990, when FDA undertook the revision of the CGMP regulation to add the design controls authorized by the Safe Medical Devices Act. The amended Code provides consistency, to the extent possible, with the requirements for quality systems contained in applicable international standards, primarily, the International Organization for Standards (ISO) 9001:1994 “Quality Systems--Model for Quality Assurance in Design, Development, Production, Installation, and Servicing,” and the ISO committee draft revision of ISO/CD 13485 “Quality Systems--Medical Devices--Supplementary Requirements to ISO 9001.”

We also intend to follow guidance on product manufacturing for molecular diagnostic devices provided by FDA. Under FDA guidance, we intend to meet product manufacturing requirements, including providing information on the following: manufacturing capabilities, production capacity, production timeframe, components included with test, software validation, testing capabilities and sample stability.

In addition to our intention of complying with CGMP practices and FDA standards, we intend to work with manufacturing partners that are ISO-certified (ISO 9001, ISO 13485 and EN ISO 13485) and compliant to FDA 21 CFR820.

Scaling Diagnostic Platform Production

The diagnostic platform is intended to be based on semiconductors currently in volume production by Tier-1 semiconductor manufacturers or chip printers. This could provide many options for sourcing components and negotiating assembly contracts. Jabil is our contract manufacturer, and we believe it has this capability.

Existing ISO-9001 qualified component distribution channels intend to support initial product ramp-up to minimize the risk of counterfeit components.

The durable components of the platforms intend to be designed using mainstream electronics manufacturing processes allowing us to have a variety of vendors concurrently manufacturing to minimize the risk of single-point failure.

All products intend to be designed for automated test and assembly to decrease costs and increase uniformity.

Distribution & Marketing Channels

Distributors are essential partners in getting medical device products to market. They often add efficiency to a supply chain that connects two highly fragmented markets – the more than 6,500 medical device companies and the more than 180,000 healthcare facilities that serve as points of dispensation.

Product Pricing & Positioning

One of the primary intended goals in the development of our proposed platforms is to significantly lower the testing costs and drastically reduce test result turnaround time from days to minutes. The estimated price per test for our diagnostic platform is expected to be $25-38 plus a one-time purchase of durable components, which price range are set forth below. The durable component is a reusable reader that integrates with a smartphone for $50-108.

Table 3: Estimated Pricing for Each Diagnostic Platform

Estimated Price	BUSINESS	HOME	PUBLIC
Durable Components	$108.00	$50-108.00	$50-$108.00
Disposable Components	$38.00	$25-38.00	$38.00

Note: 1) Durable components consist of a reader. The reader intends to transmit test measurement data to the Cloud where it can be interpreted further to generate a test result. Disposable components consist of a saliva sample collection swab and a test cartridge. The test cartridge contains the biosensor that can connect with the reader. 2) Estimated pricing is subject to change.

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Go to Market Strategy & Addressable Market

The purpose of developing a “Go-to-Market” (GTM) strategy is to connect the dots in a coherent plan, orchestrate activities and align strategic resources towards a common goal of growing sales. Equally important, a GTM strategy provides a framework for measuring progress in achieving near-term goals or long-term strategic business growth objectives. It also helps early identification and diagnosis any issues that hamper success.

While a GTM is helpful for planning, such plans always change throughout the course of a business, and we expect our business is no different – the following GTM strategy is subject to change.

The intended audience is segmented among three groups: 1) Businesses operating in essential industries that need to establish robust testing programs; 2) Individuals and families that need to be tested frequently, and 3) Public sector agencies responsible for providing available and affordable testing to the general population. The intended goal of our product is to eliminate the threats that pathogens present to humanity.

Intended Target Audience

Our initial intended target markets include businesses in various industries, individuals and public agencies.

Businesses operating in essential industries, particularly education and healthcare, trade and transportation, leisure and hospitality, retail and agriculture production and processing among other industries need a fast, accurate and inexpensive high-volume diagnostic platform for implementing robust testing programs. While the definition of essential workforce can vary by state, the Department of Homeland Security (DHS) defines essential and critical infrastructure industries to include: law enforcement, public safety and other first responders; education; food and agriculture; energy; water and wastewater; transportation and logistics; public works and infrastructure support services; communications and information technology; other government-based operations and essential functions; critical manufacturing; hazardous materials; financial services; chemical; defense industrial base; commercial facilities; real estate and shelter facilities and hygiene products and services. We intend to prioritize education and healthcare, trade and transportation, leisure and hospitality and agriculture production and processing, and expand to other essential industries as opportunities allow. Prioritization of intended target markets is subject to change.

The four intended target business markets that we intend to prioritize account for more than half of U.S. employment or 70.8 million workers across 53 U.S. states and territories. The top ten U.S. states with the most workers in our four intended markets include: California, Texas, Florida, New York, Pennsylvania, Illinois, Ohio, Georgia, North Carolina, and Michigan.

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Table 4: Top Ten States by Number of Employees in Four Essential Industry Intended Target Markets

State	Education/ Healthcare	Trade/ Transportation	Leisure/ Hospitality	Agriculture Production/ Processing	Total
California	2,781,960	3,125,777	2,037,941	465,789	8,411,467
Texas	1,707,227	2,560,847	1,395,933	9,738	5,673,745
Florida	1,345,619	1,846,258	1,256,803	345,216	4,793,896
New York	2,021,931	1,576,216	950,151	38,435	4,586,733
Pennsylvania	1,245,269	1,145,166	568,394	76,342	3,035,171
Illinois	931,789	1,209,998	618,648	1,224	2,761,659
Ohio	915,342	1,051,076	561,707	56,435	2,584,560
Georgia	589,162	957,514	496,456	20,334	2,063,466
North Carolina	613,320	863,655	511,397	23,487	2,011,859
New Jersey	676,785	898,563	382,017	29,160	1,986,525
Michigan	666,704	805,029	425,697	11,184	1,908,614
Total	13,495,108	16,040,099	9,205,144	1,077,344	39,817,695

Not surprisingly, the three states with the largest essential industry workforce, also happen to have the highest number of infectious disease cases. As of June 30, 2021, California led total case count with 5,033,935, followed by Texas with 4,296,053 and Florida with 3,684,332.

Examining addressable markets by each of the four intended target industries provides a similar picture with one exception being agriculture production. The most populous states are not always the ones most involved in agriculture production. Iowa, New Mexico, and Kentucky rank among the top five states that employ the most agriculture workers.

Other industries, however, reflect states that simply employ the most people. Trade and transportation are the largest intended target markets by number of employees nationally with a total of 28.3 million workers across 53 U.S. states and territories. Education and healthcare are the second largest with a total of 23.5 million workers, followed by leisure and hospitality with 16.4 million and agriculture production with 2.6 million workers.

Individuals and families need a fast, accurate and inexpensive personal diagnostic platform for regular testing to mitigate the risk of contracting COVID-19 and other infectious diseases from routine daily activities. There were 128.6 million resident households in the U.S. in 2019, with an average of 2.5 people per household, totaling about 321.5 million people. The resident household population of 321.5 million accounts for 98 percent of the 328.2 million people accounted for in the U.S. during 2019.

The largest U.S. states by resident households such as California, Texas, Florida, New York, and Pennsylvania also happen to be the largest employers and where Flu, RSV and COVID-19 case counts are highest.

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Public agencies need access to rapid, accurate and inexpensive testing technology that can be deployed efficiently through the general population in case of a health emergency. These tests also need to definitively diagnose the targeted infectious disease, such as the Flu and/or COVID-19. Our diagnostic platform intends to serve the public sector entities that are responsible for administering high volumes of public infectious disease testing.

Intended Addressable Market

Table 5 presents estimates of the intended addressable market based on a range of diagnostic tests performed in a year broken-down by target market. The range consists of lower bound estimates of the number of tests per year for each target market and upper bound estimates of the number of tests per year for each target market. The lower bound estimates total 730 million tests a year, which equates to 60.8 million a month and 2 million a day. The upper bound estimates total 1.5 billion tests a year, which equates to 121.7 million a month and 4 million a day. While these estimates are subject to change and can end up being significantly different than actual values.

We believe that these are reasonable estimates given that during the period between October 31, 2021 and June 11, 2022, 10.7 million self-tests were reported by users, and 361.9 laboratory based and point of care tests were reported3.

Table 5: Estimated Addressable Market Based on a Range of Annual Testing Capacity in the U.S.

Target Market		Lower Bound Number of Tests/Yr. (Millions)	Upper Bound Number of Tests/Yr. (Millions)
(A)	Business: Private, High-Volume Testing for Essential Workers Administered by Trained Personnel	442.4M	592.7M
(B)	Individuals: Private, Regular Self-Testing for Individuals & Families Administered by Individual	180.0M	602.9M
(C)	Public: High-Volume Testing for Anyone Administered by Trained Personnel	107.7M	264.4M
TOTAL		730.1M	1.5B

Notes: The lower bound estimate of the number of tests for (A) Businesses assumes testing of approximately 25% of Tier 1 essential workers in each state. Tier 1 essential workers include the following industries: education, healthcare, trade and transportation, leisure and hospitality and agriculture production. Tier 1 essential workers are tested about two times per month or approximately 24 times per year. The upper bound estimate of the number of tests for Businesses assumes that less than 50% of Tier 1 essential workers in each state are tested less than two times per month or less than 24 times per year. The lower bound estimate of the number of tests for (B) Individuals assumes that about 1% of a state’s population could be tested every week. The upper bound estimate of the number of tests uses the assumption that approximately 8.5% of a state’s population is tested every week. The lower bound estimate of the number of tests for (C) Public is based on proposed levels of testing (daily tests/100k people) by each state for mitigating the spread of COVID-19. The upper bound estimate of the number of tests for Public is based on proposed levels of testing (daily tests/100k people) by each state for suppressing the spread of Flu, RSV and COVID-19. For both the lower bound and upper bound estimate we assume to deliver a quarter of the testing capacity.

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3 Center for Disease Control. 2022. COVID-19 Self-Test Data: Challenges and Opportunities — United States, October 31, 2021–June 11, 2022. May 1, 2023. https://www.cdc.gov/mmwr/volumes/71/wr/mm7132a1.htm

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Our Rapid Molecular Diagnostic Value Proposition

We intend to help deliver widespread testing of different pathogens that is not only affordable, but effective by providing immediate test results. Our molecular self-test could be performed at home and is intended to be so simple that anyone can do it. The test intends to have the following advantages over other molecular tests:

•	Detects the nucleic acid that is inside the virus without using sample preservation, sample transportation, reverse transcription, amplification or enzymes and reagents that are in short supply.
•	Uses unprepared saliva as the test sample instead of nasopharyngeal swab.
•	Cost per test is intended to be about four times less expensive than the cost of laboratory-based molecular tests.
•	Test results intended to be provided in minutes not days.
•	Platform intends to allow for frequent testing including daily.
•	Test results intend to be provided in a digital output that can be transmitted to smartphone using Bluetooth.
•	Test results intend to be automatically reported to state lab and CDC via AIMES platform.
•	Easily manufactured in the U.S. and could be scaled to meet demand.
•	Platform could be used for many other viruses like Influenza A and B and bacterial pathogens.

Government Regulation

The Food and Drug Administration (FDA) is responsible for protecting the public health by ensuring safety, efficacy and security of human and veterinary drugs, biological products and medical devices. The agency also ensures the safety of the U.S. food supply, cosmetics and products that emit radiation.

COVID-19 was declared as a Public Health Emergency (PHE) under Section 319 of the Public Health Services Act. As of the date of this Offering Circular, such declaration has expired. However, the end of the PHE does not impact the FDA’S ability to authorize devices, including tests, for emergency use. Existing emergency use authorizations (EUAs) for devices remain in effect, and the FDA may continue to issue new EUAs going forward while the EUA declarations under section 564 of the Federal Food, Drug, and Cosmetic Act are in effect and when the criteria for issuance of an EUA are met.

Description of Property

10 monthly payments of $1,100 beginning April 1, 2021. Both of these leases have been terminated because the Texas office now operates from home. The Indiana lab was closed because the lab was moved to Florida. The Company entered into a 24 month lease in Shaker Heights, Ohio, effective April 1, 2022 with monthly rental payments of $1,600.00. The Company entered into a twelve-month lease effective June 1, 2022 for office space in Austin, Texas with monthly rental payments of $2,050.00 The Austin lease was terminated as the staff now work from home. The company lab was moved to Gainesville, Florida to the University of Florida Innovation Center where the space is about 2400 sq feet of professional lab space for a total of about $7,000 a month and is month to month. The Company believes that such office space is likely to be sufficient for the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion relates to the historical operations and financial statements of IdentifySensors Biologics Corp for the fiscal year ended June 30, 2022, and the fiscal year ended June 30, 2021, and for the six month period ended December 31, 2022. We have included more recent information on new developments to the Company Overview section below, as well as updated information in connection with new hires in Liquidity and Capital Resources.

Forward-Looking Statements

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this Offering Circular. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations, and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Offering Circular. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risks Factors” in our various filings with the Securities and Exchange Commission. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Offering Circular.

Company Overview

IdentifySensors Biologics Corp., is a Delaware corporation, founded on June 11, 2020. Since inception, the Company has been in the business of developing tests for viral and bacterial pathogens specifically for COVID-19, but applicable to other diseases as well. We are developing prototypes of our products and expect to complete initial prototypes during the fiscal year 2023. In March of 2023 we assembled a quality management and regulatory team lead by Mr. Ghazi Kashmolah. The team consists of five members, all with substantial experience in product development, regulatory approval, supply chain management and manufacturing. The quality management and regulatory team is currently preparing seven submissions to the U.S. FDA for approval for the year 2023. FDA approval is essential and must be obtained before any commercial sales of our products occur in the U.S., to obtain such approval we will need to complete extensive testing. We anticipate these efforts will require significant additional capital.

Because our products and services were initially specifically designed to address the testing needs for COVID-19, we believe recent developments in the pandemic, specially it no longer qualifying as a worldwide health crisis, may affect the demand for and the attractiveness of our products. To address this, we have been working towards developing similar test cartridges for other bacteria and viruses, using the same nano-sensor platform. We intend to file our first FDA pre-submission for Ebola and Marburg viruses during 2023. The US FDA has allowed us to file under Emergency Use Authorization (EUA) for Ebola because of the seriousness of this viral illness and the perceived advantages of our technology. With the World Health Organization declaring an end to COVID-19 as a global health emergency we have re-designed our marketing strategy and broaden the testing capabilities of our platform. We are currently developing our products as a platform to test for other diseases or pathogens and therefore we believe that our products will have uses and applications beyond COVID-19.

As of the date of this Offering Circular, the Company had not yet commenced commercial sales or generated any revenue. The Company’s activities since inception have consisted of formation activities, establishing agreements, and raising capital, principally through the sales of common stock and loans from affiliates. The Company’s expenses have been primarily research and development costs, administrative expenses, and professional fees. The Company will incur significant additional research and development expenses to obtain FDA approval and it has assembled a team of professionals specifically assigned with the task of pursuing this goal. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to commercialize the Company’s products and planned operations or failing to profitably operate the business.

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Financial Condition and Results of Operations

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Results of Operations

Fiscal Year Ended June 30, 2022

We incurred a net loss for the fiscal year ended June 30, 2022, of $3,061,059.

No revenue was earned or recognized during the fiscal year ended June 30, 2022. During our fiscal year ended June 30, 2022, we raised $4,088,105 from the sale of common stock.

Total operating expenses in the year ended June 30, 2022, were $3,063,289 as compared to $1,897,402 for year ended June 30, 2021. The increase is because as of June 30, 2021, our operations were just getting underway, and expenses were beginning to be incurred. Operating expenses include $1,374,083 in research and development expenses, $1,047,234 in office and administrative expenses, $388,035 in marketing expenses, and $253,937 in professional fees.

Research and Development-Research and development costs were $1,374,083 for the year ended June 30, 2022, as compared to $444,666 for the year ended June 30, 2021. The research and development expenses consist of $123,105 to Purdue University, subcontractor expenses of $406,333, payroll costs of $140,539, manufacturing costs of $29,469, computer costs of $100,668, rental costs of $15,300, miscellaneous costs of $24,491 and lab supply costs of $534,178 for the year end June 30, 2022, as compared to $444,666 in research and development expenses for the year ended June 30, 2021. The research and development expenses consist of $216,390 to Purdue University, subcontractor expenses of $161,550, and lab supply costs of $66,726 for the year ended June 30, 2021. The increase in research and development expenses is due to increased testing and lab costs related to testing and analysis to meet the validation requirements which are necessary in order to obtain approvals needed to sell products to customers.

Office and Administrative Expenses Office and administrative expenses for the year ended June 30, 2022, were $1,047,234 and consist of consulting, management services, sales consulting, stock awards, and operations of the Company. Office and administrative expenses for the year ended June 30, 2021, were $963,212 and consist of advertising, management services, marketing, stock awards and operations of the Company. The increase is attributable to a slight increase in fees for various consulting and management services.

Professional Expenses. Legal and professional expenses for the year ended June 30, 2022, were $253,937 and consist of accounting and audit fees, legal expenses associated with business activities as well as patents and Security and Exchange Commission requirements, consulting expenses of members of management, and expenses related to public offerings and operations of the Company. Legal and professional expenses for the year ended June 30, 2021, were $489,524 and consist of accounting and audit fees, legal expenses associated with contracts, expenses related public offerings and operations of the Company. The decrease in professional fees is attributable to reduced costs related to incorporation expenses and initial public offering expenses.

Other Income (Expense). Other income (expense) was $2,230 for the year ended June 30, 2022, which consisted of $11,662 rental income from a sub-lease in Cedar Park, Texas, and $9,432 for interest expense on a related party loan. Other income (expense) was ($66,976) for the year ended June 30, 2021, which consisted of $6,000 rental income from a sub-lease in Cedar Park, Texas, $8,388 for interest expense on a related party loan and finance costs related to stock warrants of $64,588.

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Fiscal year Ended June 30, 2021

We incurred a net loss for the fiscal year ended June 30, 2021, of $1,965,358.

No revenue was earned or recognized during the fiscal year ended June 30, 2021. During our fiscal year ended June 30, 2021, we raised $1,686,174 from the sale of common stock. We also received a $150,000 loan from ISFFE, LLC a majority shareholder.

Liquidity and Capital Resources

Our cash balance at June 30, 2022 was $1,995,851 compared to $307,435 at June 30, 2021. We do not believe these cash reserves are sufficient to cover our expenses for our operations for fiscal year ending June 30, 2023. We will require additional funding for our ongoing operations.

For the Six Months Ended December 31, 2022 (unaudited and unreviewed)

As per the Regulation A requirements, the financials for the six months ended December 31, 2022 have neither been audited nor reviewed by our outside auditors.

We incurred a net loss for the six months ended December 31, 2022 of $1,836,981.

No revenue was earned or recognized during the six months ended December 31, 2022. During the six months ended December 31, 2022 we raised $2,212,097 from the sale of common stock.

Total operating expenses in the six months ended December 31, 2022 were $1,832,305 as compared to $1,553,007 for the six months ended December 31, 2021. The increase in expenses between the two periods is due to the ramping up of operations.

Operating expenses for the six months ended December 31, 2022 consisted of Research and Development expenses of $1,063,398, office and administrative expenses of $488,208, marketing expenses of $149,067 and professional fees of $131,632.

Comparability

Research and Development-Research and development costs were $1,063,398 for the six months ended December 31, 2022 as compared to $949,525 for the six months ended June 30, 2022. Increases were due to added personnel, lab supplies, equipment acquisition and fees to Purdue University for facilities and instrumentation.

Marketing-Marketing expenses were $149,067 for the six months ended December 2022 compared to $388,035 for the six months ended June 30, 2022. The decrease in the expense for the six months ended December 31, 2022, as compared to the six months ended June 30, 2022 is due to the initial cost of marketing expenses utilized to start advertising campaigns and initial costs of materials incurred during the six months ended June 30, 2022 no longer being incurred during the six months ended December 31, 2022.

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Office and Administrative Expenses-Office and administrative expenses were $488,208 for the six months ended December 31, 2022 compared to $577,752 for the six months ended June 30, 2022.

Office and administrative expenses for the six months ended December 31, 2022 were $488,208 and consist of rent, utilities, office overhead, consulting, and supplies, which decreased compared to the six months ended June 30, 2022 as we began to commercialize the science. Rent expense stayed stable. Marketing and Pre-Sales of product rose as we began to reach out to potential markets. Software development continues to be a large part of cost and will continue to be. However, costs started to decrease after June 30, 2022, mainly due to the decrease in consulting costs.

Legal and Professional Expenses. Legal and professional fees for the six months ended December 31, 2022 were $131,632 compared to $253,937 for the six months ended June 30, 2022. Legal and professional expenses consist of accounting and audit fees, legal expenses associated with contracts, and expenses related to public offerings. PCAOB audit expenses were included and are additive to our usual accounting fees.

Other Income (Expense). Other income and expense for the six months ended December 31, 2022 was ($4,676) and consisted of ($4,676) in interest expense. Other income (expense) was $2,230 for the six months ended June 30, 2022 which consisted of $6,662 in subrental income.

New Hires

In the months of February and March of 2023 the Company filled the following positions:

Executive Vice President Regulator & Chief Quality Officer
Director of Quality Operations
Global Supply Chain and Sourcing Director
Director of Regulatory Affairs
Quality Manager

The hiring of the above persons has resulted in an estimated increases in salaries and benefits of $105,560 per month. Further, current research employees were given salary increases. The total estimated salary and benefits of research employees are currently approximately $30,522 per month. Total estimated salaries and benefits, from March 2023 onward cost the Company approximately $136,083 per month. Total estimated payroll taxes associated with these wages is anticipated to be approximately $8,612 per month.

Our cash outlays while at Purdue University were an estimated $202,000 for the year ended June 30, 2022. We ceased working with Purdue University in early 2023, and started working with the University of Florida. Approximately $10,000 per month of expenses incurred at Purdue will be eliminated lowering our estimated future cash expenditures to $192,000. The new manufacturing and regulatory personnel, hired in February and March of 2023, added to the increased payroll of the research employees results in $144,695 in estimated payroll costs per month for an estimated total of $336,695 monthly cash expenditures. Expenses will increase as we add lab equipment and lab personnel. Additional expenses will be incurred in prototype and startup costs related to manufacturing of products. Additional capital will be needed. We intend to continue to raise equity up to our total goal of $50 million.

The Company anticipates entering into a Technology Services Agreement with a manufacturer to develop the prototype device for the testing. The anticipated cost of the fee is approximately $2,000,000 and is expected to be due and payable at various milestone points during the manufacturing process. The agreement has not yet been signed, nor have the milestones been agreed upon. As a part of the fee, the agreement requires the Company to purchase certain equipment, tooling, and supplies estimated to cost $565,500 and requires a contingency reserve amount which may cost an estimated $182,000. Some amounts would be due at various milestones, however, those milestones have yet to be fully determined.

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Additionally, as research and quality testing activities increase, it is anticipated the cost of supplies and materials will increase.

The Company has a current cash balance of $1,565,983.98 as of June 3, 2023. Accordingly, additional cash needs to be raised to continue operations. At the current rate, and without a significant cash infusion, the Company may be out of working capital by August to September, 2023, and sooner if the Company enters into a technology services agreement. This is an estimate only and can be earlier or later, based upon additional requirements as the same become known.

We may be required to offer rescission to certain investors in our Regulation A Offering. The Company was obligated to file its first Semi Annual Report for the period ended December 31, 2020 on or before 90 days after the end of the period. The Company was obligated to file its Annual Report for the year ended June 30, 2021 within 120 days after the end of the year. The Company did not file such reports on a timely basis. As a result, the exemption from registration under Regulation A may not have been available for the sale of certain shares of common stock. The Company may be obligated to offer rescission to investors who purchased shares during the period such filings were late and return the amount invested. The Company estimates that an aggregate of approximately $234,000 was invested during the period from 6-30-21 to 3-3-22 during which such reports were late.

We plan to continue to fund our operations and capital funding needs through equity financing and the exercise of warrants issued in private placements. There is no assurance that we will be able to raise money through offerings or through the exercises of warrants. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Plan of Operation and Funding

We expect to continue research and development primarily through our relationship with Florida State University. We will also continue to establish relationships with prospective manufacturers, distributors and large prospective customers. Existing working capital, further advances, together with anticipated capital raises and anticipated cash flow are not expected to be adequate to fund our operations over the next twelve months. Our CEO and certain other consultants and employees have agreed to defer payment of certain salaries or fees until we have adequate capital resources to implement our business plan. However, we will need to pay employees who have not agreed to defer their wages and benefits of $136,083 per month, plus associated payroll taxes estimated to be $8,612 per month. We have no lines of credit or other bank financing arrangements. We have financed operations to date through proceeds from the sale of our common stock, warrant exercises and convertible loans.

Management anticipates additional increases in operating expenses relating to: (i) developmental expenses; (ii) salary expenses; and (iii) marketing expenses. We intend to finance these expenses through the sale of additional shares of securities and through the exercise of outstanding warrants.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Material Commitments

As of the date of this Offering Circular, we do not have any material commitments except employment agreements and the leases described in the Notes to the Financial Statements. However, we anticipate executing a contract manufacturing agreement within a month.

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Transactions with Related Parties

During the fiscal year ended June 30, 2022, and the six months ended December 31, 2022, the Company entered several transactions with related parties. For a description of such transactions, see Note 6 to the Financial Statements. Such transactions were undertaken to secure capital for the Company or to retain the employment or professional services of the related parties. The transaction prices were not determined based on arm’s-length negotiations, although the Company believes that the prices were on terms no less favorable to the Company than those available from unrelated third parties. No fairness or other valuation opinions were obtained from third party valuation firms.

Purchase of Significant Equipment

We have recently within the last 6 months purchased significant lab equipment incurring in costs of $566,934 to date. The equipment is located at the Gainesville, Florida Licensed Space.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Going Concern

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $5,030,102 at June 30, 2022 and net loss from operations of $3,061,059; and an accumulated deficit of $6,867,083 at December 31, 2022 and net loss from operations for the six months ended December 31, 2022 of $1,836,981.

The Company does not yet have a history of financial stability. Historically, the principal source of liquidity has been the issuance of equity securities and related party advances. In addition, the Company is in the development stage and has not generated any revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue operations is dependent on the success of management’s plans and raising of capital through the issuance of equity securities, until such time that funds provided by operations are sufficient to fund working capital requirements.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash is insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Critical Accounting Policies and Estimates

For a discussion of our accounting policies and related items, please see the Notes to the Financial Statements.

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DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES/CONSULTANTS

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Name	Position	Age

Executive Officers

Dr. Gregory Hummer	Chief Executive Officer	70
Bruce Raben	President and Secretary	69
Ann M. Hawkins	Chief Financial Officer and Treasurer	69
Jeff Spagnola	Chief Marketing Officer and Sales Director	62
Ghazi Kashmolah	Executive Vice President Regulatory Affairs, Chief Quality Officer and Chief Operating Officer	60

Directors

Dr. Gregory Hummer	Director	70
Bruce Raben	Director	69

Key Employees

Ricardo de Medeiros	Associate Director of Clinical Affairs
Felicia Hosey	Director of Regulatory Affairs
Kevin Amacker	Director of Quality Operations	39
Andrea Wallin	Global Supply Chain and Sourcing Director	41
Herma Hoda	Quality Manager	38

Key Consultants

Rodney Corder	Electronics Consultant	60

Advisory Board

Dr. Richard Kuhn	Advisory Board Member
Stephen Barrett	Advisory Board Member
Dick Buell	Advisory Board Member

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Devotion of Time by Executive Officers and Key Employees/Consultants

All of the executive officer and key employee/consultant are part time contractors to the Company. The following table sets forth their monthly commitment based upon the number of hours currently worked.

Name	Commencement Date	Estimated Hourly Commitment (per week)
Ghazi Kashmolah	February 9, 2023	40 hours
Dr. Gregory Hummer	October 1, 2020	40 hours
Bruce Raben	October 1, 2020	Up to 20 hours
Ann M. Hawkins	October 23, 2020	Up to 20 hours
Jeff Spagnola	October 13, 2020	Up to 20 hours

Business Experience of Executive Officers

Dr. Gregory Hummer, Chief Executive Officer and Director. Dr. Hummer was the Co-Founder of IdentifySensors, LLC in 2015. Dr. Hummer has developed patented nanotechnology, including cost-effective printed circuit sensors that communicate wirelessly with remote data terminals and nearby smartphones. This technology has broad application including security and environmental monitoring of explosives, harmful gases and chemicals that have the potential to disrupt business operations. Dr. Hummer was the Founder and CEO, of Simplicity Health Plans (www.simplicityhealthplans.com) in 2008. Dr. Hummer also founded the self-funded group health StayFit (www.thestayfitplan.com) which is a Software-as-a-Service (SaaS) provider of Consumer Driven Health Plans (CDHP), Health Savings Accounts (HSA), Corporate Wellness Programs and Medical Bill Claims Processing. The StayFit technology is backed by patented Point-of-Service Adjudication and Payment System. Dr. Hummer is the co-owner of Blue Pearl Yachts (www.bluepearlyachts.com). Dr. Hummer designed and developed “Blue Pearl”, a 114-foot Clipper Ketch Sailing Yacht. Dr. Hummer was a Level I Trauma Surgeon & Treasurer, St. Luke’s Hospital, Treasurer of Medical Staff and Trauma Surgeon for 16 years.

Dr. Hummer attended The Ohio State University, Columbus, OH — Medical Doctor, 1978 (3 years) Residency: General Surgery, Cleveland Clinic Hospital University of Notre Dame, South Bend, IN — Pre-professional Biochemistry and Computer Engineering, 1975. He is the author of over 20 published articles on High Deductible Health Plans and Health Savings Accounts, Point-of-Service Payment Technology, Self-Funded Health Plans and Corporate Wellness.

Bruce Raben, President and Director. Mr. Raben has been an investment, merchant banker and private investor for over 30 years and was a founding partner of Hudson Capital Advisors BD, LLC. Starting in 1979 at Drexel Burnham Lambert, he worked on many leveraged buyouts and recapitalizations including Mattel Toys, SFN Co.’s, Magma Copper, Warnaco, Mellon Bank and Grant Street Bank, and John Fairfax. Mr. Raben then went on to co-found the Corporate Finance Department at Jefferies & Co. in 1990. At Jefferies, he led the creation of the Energy group and the Gaming group and helped engineer the recapitalization of TransTexas Gas.

Mr. Raben opened the west coast office for CIBC’s high yield finance and merchant banking activities in 1996. Shortly thereafter, he was the principal architect of CIBC’s financing and co-founding of what became Global Crossing where he sat on the board. At its peak, CIBC’s $30 million investment was worth in excess of $5.0 billion. Mr. Raben has sat on numerous public and private boards of investee and client companies. These include, Foodmaker, Rival Manufacturing, Magnetek, Warnaco, Terex, Global Crossing, Equity Marketing and Fresh Direct. Mr. Raben received his B.A. from Vassar College in 1975 and his MBA from Columbia University in 1979.

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Ann M. Hawkins, Chief Financial Officer and Treasurer. Ms. Hawkins is a member of Edward C. Hawkins & Co., Ltd., a CPA firm and a member of Hawkins & Company, LLC., a law firm both of which are based in Cleveland, Ohio. She received her law degree from Marquette University and received her B.B.A with Honors from the University of Notre Dame. Ms. Hawkins is a member of the American Bar Association, Ohio Bar Association, Florida Bar Association, Wisconsin Bar Association and Ohio Society of Certified Public Accountants. She is also admitted to United States Supreme Court, Supreme Court of the States of Ohio, Wisconsin and Florida.

Jeff Spagnola, Chief Marketing Officer. Mr. Spagnola spent 34 years in the communications industry working in a variety of sales and technical marketing roles. Early sales roles at NCR, Case Communications and Develcon Electronics prepared him for leadership roles at Cisco Systems, a global communications equipment provider. During 26 years at Cisco Systems, Mr. Spagnola’s leadership assisted Cisco in growing from a domestic business with revenue of $79.0 million (1991) to a global business with nearly $50.0 billion of revenue and over 75,000 employees. At Cisco Systems, Mr. Spagnola had many leadership roles including global sales management, global marketing, Service Provider business development, acquisition targeting and integration, government relations and partner management. Mr. Spagnola was a frequent speaker at both industry conferences and standards forums and was a spokesperson for Cisco’s service provider business to Investors, Industry Analysts and Press. He has also held board positions at the Center for Telecommunication Management (https://www.marshall.usc.edu/ctm-team) at the University of Southern California’s Marshall School of Business and also represented Cisco on the board of SuperComm, the largest United States tradeshow for the Service Providers. Mr. Spagnola is a graduate of the University of Dayton with a Bachelor of Science degree in Data Processing (1983). Born and raised in Cleveland Ohio, he and his wife Whitney now live in Kenwood, CA and have two grown children.

Ghazi Kashmolah, Executive Vice President, Regulatory Affairs and Chief Quality Officer. Since August 2021, he served as Chief Quality Officer and Executive Vice President Regulatory Affairs of Lucira Health. Prior to that, he was Chief Quality Assurance, Regulatory Affairs, and EH&S Officer at Orchid Orthopedic Solutions LLC, a medical device company, from September 2019 to August 2021. Prior to that, he led quality and regulatory affairs as Senior Vice President of QA/RA for DJO Global, Inc., a medical device company, from May 2013 to April 2019, Vice President of QA/RA at OSI Systems, Inc., a designer and manufacturer of specialized electronic systems and components, from March 2010 to May 2013, and Vice President of Global QA/RA at Life Technologies, a biotech company acquired by life sciences company Thermo Fisher Scientific Inc. in 2014, from November 2007 to November 2009. At Cardinal Health, Inc., a health care services company, Mr. Kashmolah was Vice President, Global Operations including manufacturing, supply chain, and quality, from January 2001 to July 2005. Mr. Kashmolah received a B.S. in electrical engineering from Wayne State University, an M.S. in electrical engineering from West Coast University, and an Executive M.B.A. from University of Iowa Tippie School of Management.

Key Employees

Ricardo de Medeiros. Joined the Company on May 19th, 2023 as Associate Director of Clinical Affairs to provide daily clinical operations support and leadership in the design, implementation and execution of clinical strategies, including management of clinical trials.

Felicia Hosey. Joined the Company on March 2, 2023 as Director of Regulatory Affairs to lead the Company in the design, implementation and execution of regulatory strategies and processes to obtain and maintain market authorizations to allow the Company to market its products both in the U.S. and abroad. Felicia has worked in the medical device industry for over 18 years, as a researcher on developmental projects, key product development and regulatory project team leader and consultant. She is a member of Regulatory Affairs Professionals Society with Regulatory Affairs Certification.

Kevin Amacker. Joined the Company in February 22, 2023 as Director of Quality Operations to lead in the development and execution of quality strategies related to the manufacturing, process, development, improvement, validation, design controls, an all other elements of the Company’s quality management systems. Kevin has over 17 years of experience working in IVD, medical device, aerospace, security solutions and oil and gas.

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Andrea Wallin. Joined the Company in February 22, 2023 to provide services as Global Supply Chain and Sourcing Director. Andrea will be responsible for the overall operational relationship and end-to-end performance management of the Company’s strategic contract manufacturing partners. Additionally, she will be responsible for creating and executing strategies which enable the supply chain to adapt and scale to accommodate business growth. Andrea has over 20 years of experience in strategic sourcing, NPI and instruments in the biotech industry. She has extensive experience developing and transforming supply chains to support new and complex product launches.

Herma Hoda. Joined the Company in February 22, 2023 to provided services as its Quality Manager. She will be responsible to create, implement and maintain a quality management system with is compliant with regulatory requirements.

Key Consultants

The Company has engaged a number of consultants that are expected to provide critical advice and other services to the Company.

Rodney Corder. Mr. Corder has over 30 years of experience in high-technology product design and development in consumer, industrial and regulatory environments ranging from product concept to development and into mass production. He is a veteran of several start-up technology companies encompassing artificial intelligence, computer peripherals and information security devices. Early in his career Mr. Corder led a team of engineers for Lockheed Martin’s Skunkworks focused on advanced sensing technologies. Mr. Corder’s most recent engineering achievement is the development of the first portable, patient-friendly hemodialysis system by Diality. Mr. Corder had also commercialized chemical sensing solutions for Dwyer Instruments and Servoflo as the Head of Engineering. Mr. Corder received his B.S. in Electrical and Computer Engineering from California State Polytechnic University in 1984.

MedTech Review LLC. All services will be provided by John Beasly and Joe Ostendorf. John Beasly has over 37 years of experience in monitoring and assessing the regulatory environment, advising on timelines, benefits/risks, and financial implications, as well as the remediation of both internal quality systems and outsourced processes. He has worked as a Regulatory Affairs and Quality System Consultant – medical devices since 2009. Joe Ostendorf has successfully authored and obtained clearance for fourteen (14) 510(k) submissions; authored and obtained approval for three (3) IDE submissions; coauthored, managed, submitted, and obtained approval for six (6) PMA submissions, at various stages of submission, and authored and submitted three (3) EUAs. He has been working as a consult since leaving his positions as Director of Clinical and Medical Affairs with Electromed, Inc.

Advisory Board

The Company has established an advisory board to provide guidance and advise to the directors and officers of the Company regarding technical and business matters. The advisory board has no voting powers.

Dr. Richard Kuhn. Dr. Kuhn is Director of the Purdue Institute of Inflammation, Immunology, and Infectious Disease. His research at Purdue has focused on the replication and assembly of the alphaviruses and the flaviviruses. Dr. Kuhn has been involved in many fundamental studies examining the structure and assembly of enveloped viruses, including the first structure of dengue virus. His focus continues to be in virus replication, virion assembly, pathogenesis, and host cell interactions using biochemical, genetic, and structural techniques. In 2007 he was elected a Fellow of the American Academy of Microbiology and the American Association for the Advancement of Science. He was an American Society for Microbiology lecturer. He is the chair of the U.S. Panel on Viral Diseases of the US-Japan Cooperative Medical Sciences Program at NIAID.

Stephen Barrett. Steve is president of Barrett Advisory, a strategic and operational consulting firm involved with Whole Health Management, Thomas H. Lee Partners, SAP America, Green Visions, Healthspot and Endotronix. Prior to launching his own advisory firm, Mr. Barrett was executive vice president and chief financial officer of Whirlpool Corporation and chief financial officer of Global Fabric & Home Care at the Procter & Gamble Company, where he spent most of his career before retiring in 2002. Mr. Barrett has an MBA in finance from Boston College and BS, Pre-Professional/Chemistry from the University of Notre Dame.

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Dick Buell. Mr. Buell is an independent consultant to private equity firms on acquisition and merger deals. His most recent engagements include working with GTCR, Madison Dearborn, BC Partners, KKR and Goldman Sachs. Prior to launching his own advisory firm, Mr. Buell was Chairman and CEO of Catalina Marketing Corp., a global marketing firm that was sold to private equity firm, Hellman & Friedman for $1.7 billion. Mr. Buell also served as CEO and Chairman of Willis Stein & Partners, a private equity firm focused on the consumer-packaged goods space. Mr. Buell was President and COO of Foodbrands America, which was sold to Tyson Foods in 2001. Earlier in his career Mr. Buell was President and CEO of Griffith Laboratories and Vice President of Marketing for Kraft Foods Company. Dick has served on many boards including American Society of Mechanical Engineers, SC Johnson, Prestige Brands, University of Chicago’s Graduate School of Marketing and Purdue University’s Marketing Advisory Council.

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

Involvement in Certain Legal Proceedings

No director, officer or persons nominated for such positions, or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated,

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity,

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity, or

•	Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

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COMPENSATION OF DIRECTORS AND OFFICERS

The table below summarizes all compensation paid to our directors and officers for all services rendered in all capacities for the fiscal year ended on June 30, 2022.

Name	Position	Total Compensation
Dr. Gregory Hummer(1)	Chief Executive Officer	$150,000

Bruce Raben	President	$60,000

Thomas G. Sors	Chief Science Officer	$26,312

Ann M. Hawkins(2)	Chief Financial Officer	$–

Jeff Spagnola	Chief Marketing Officer and Sales Director	$–

(1)	Compensation increases as the annualized revenue of the company increases. If annualized revenue is averaging $20,000,000, then the quarterly payment to Dr. Hummer increases to $200,000, if revenue is averaging $40,000,000, then the quarterly payment increases to $300,000 and if the revenue is averaging $50,000,000, then the quarterly payment increases to $400,000. Further increases are determined by the Board of Directors.

(2)	No compensation was paid directly to Ms. Hawkins. The Company paid $16,537 for accounting fees to Edward Hawkins, CPA, which is managed by Ms. Hawkins spouse. The Company also paid $13,011 in legal; fees to Hawkins & Co LPA, a firm in which Ms. Hawkins has an interest.

The table below summarizes the proposed compensation to be made in the future to all executive officers pursuant to ongoing plans and arrangements made by the Company.

Name	Position	Total Compensation
Dr. Gregory Hummer(1)	Chief Executive Officer	$133,333

Bruce Raben	President	$60,000

Thomas G. Sors(3)	Chief Operating Officer	$10,187

Ann M. Hawkins(2)	Chief Financial Officer	$29,548

Jeff Spagnola	Chief Marketing Officer and Sales Director	$–

Ghazi Kashmolah(4)	Chief Quality Officer and Chief Operating Officer	$400,000

_________________

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(1)	Compensation increases as the annualized revenue of the company increases. If annualized revenue is averaging $20,000,000, then the quarterly payment to Dr. Hummer increases to $200,000, if revenue is averaging $40,000,000, then the quarterly payment increases to $300,000 and if the revenue is averaging $50,000,000, then the quarterly payment increases to $400,000. Further increases are determined by the Board of Directors.

(2)	No compensation was paid directly to Ms. Hawkins. The Company paid $16,537 for accounting fees to Edward Hawkins, CPA, which is managed by Ms. Hawkins spouse. The Company also paid $13,011 in legal; fees to Hawkins & Co LPA, a firm in which Ms. Hawkins has an interest.

(3)

Dr. Thomas Sors stepped down as the Company’s Chief Operating Officer on March 1st, 2023. Mr. Kashmolah is currently performing the duties of Chief Operating Officer. Dr. Thomas Sors is currently a stockholder of the Company and retains a passive role as a Company advisor.

(4)

Starting on February 9, 2023, Mr. Kashmolah shall be paid $16,667 on the 15th of every calendar month and on the first day of the next succeeding month for 12 months. He shall be entitled to receive a bonus of $150,000, payable in two consecutive quarters after successfully achieving FDA approval of the Company’s first test.

Employment and Consulting Agreements

The Company has entered into Contractor Agreements with each of Dr. Greg Hummer, Bruce Raben, Ann M. Hawkins and Jeff Spagnola and has agreed to pay each a quarterly fee. The contract for Dr. Hummer’s services is with IdentifySensors, LLC. Copies of the Contractor Agreements are attached as Exhibits to the Offering Statement of which this Offering Circular is part.

The Company entered into an employment agreement with Ghazi Kashmolah on February 9, 2023, to provide services to the Company as its Executive Vice President of Regulatory and Chief Quality Officer. Mr. Kashmolah shall provide services to the Company and to its affiliates, IdentifySensors Fresh Food Enterprises LLC and IdentifySensors LLC. The employment agreement stipulates at will employment and the provision of full time, exclusive services to the Company. It includes standard confidentiality, non-solicitation, and non-piracy provisions, as well as the assignment of all intellectual property developed by Mr. Kashmolah in connection with the services provided for the benefit of the Company. Mr. Kashmolah shall be entitled to receive a salary of $16,667 to be paid on the 15th day of one month and the first day of the immediately succeeding calendar month for the first 12 months of his employment term. He will be entitled to receive a $150,000 bonus upon obtaining FDA approval for the Company’s first test, and a bonus equivalent to 30% of his base salary upon the achievement of certain revenue goals set by the Company’s board of directors. The employment agreement also includes payment of health benefits and contributions to Mr. Kashmolah’s 401(K) plan. As part of his compensation package, Mr. Kashmolah received 400,000 stock options at a price of $4.50 per Share. The options vest in installments of 25,000 shares each at the end of each calendar quarter during Mr. Kashmolah’s employment term, provided that he remains employed by the Company on the vesting dates.

The Company has entered into employment agreements with each of its key employees and into a consulting agreement with MedTech Review LLC.

Indemnification Agreements

Except for the general indemnification of the directors and officers of the Company provided by the Bylaws and the Certificate of Incorporation in accordance with Delaware General Corporation Law, the Company currently is not a party to any indemnification agreement with any director or officer of the Company. The Company may enter into agreements to indemnify any or all of the Board of Directors or officers of the Company at some time in the future. The Company believes that these agreements could be necessary to attract and retain qualified persons as executive personnel of the Company.

Equity Incentive or Stock Option Plan

The Board of Directors and a majority of the stockholders of the Company have adopted and approved the 2020 Stock Incentive Plan (the “Plan”), pursuant to which the Company may grant or award stock or options to purchase stock up to a maximum of 9,222,227 shares. The awards may be given to employees, consultants, directors or other persons who render services to the Company. Awards are granted at the current fair market value of the Common Stock at the date of award. Awards may be subject to vesting provisions and repurchase rights in favor of the Company. The Plan is administered by the Board of Directors, unless a Compensation Committee is formed at which time the committee will administer the Plan.

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As of the date hereof, the Board of Directors have made the following awards to executive officers, key employees and key consultants:

NAME	NO. OF SHARES[1]	COMPANY REPURCHASE SCHEDULE

Thomas G. Sors[2]	555,556	138,890 shares immediately and the remainder in 16 equal quarterly installments commencing on December 31, 2020.

Anne T. Hummer	416,667	104,167 shares immediately and the remainder in 16 equal quarterly installments commencing on December 31, 2020.

Lia A. Stanciu-Gregory	1,388,888	Shares vested. Vesting terminated as of July 29, 2021.

Edmond DeFrank	111,112	All vest upon grant of patent, as long as within 4 years.

Rodney Corder	277,778	138,889 shares immediately and the remainder on January 8, 2022.

Bruce Raben	416,667	145,834 shares immediately, 145,834 shares on the first anniversary of his employment, and 125,000 shares on the second anniversary.

Patrick Roche	416,667	104,167 shares immediately and the remainder in 16 equal quarterly installments commencing on December 31, 2020.

Ghazi Kashmolah	400,000	Stock options with a strike price of $4.50 per share. Shares vest in installments of 25,000 each per quarter at the end of each quarter

Herma Hoda	10,000	Stock options with a strike price of $4.50 per share. The shares will vest upon the achievement of 2 separate employment related milestones: (i) making a submission for regulatory approval; and (ii) getting the submission approved.

Kevin Amacker	10,000	Stock options with a strike price of $4.50 per share. The shares will vest upon the achievement of 2 separate employment related milestones: (i) making a submission for regulatory approval; and (ii) getting the submission approved.

Andrea Wallin	10,000	Stock options with a strike price of $4.50 per share. The shares will vest upon the achievement of 2 separate employment related milestones: (i) making a submission for regulatory approval; and (ii) getting the submission approved.

Felicia Hosey	10,000	Stock options with a strike price of $4.50 per share. The shares will vest upon the achievement of 2 separate employment related milestones: (i) making a submission for regulatory approval; and (ii) getting the submission approved.

__________

1The number of shares above reflects the effect of a 1-for-3.6 reverse stock split effective as of September 30, 2020.

2 Thomas G. Sors was engaged as an independent contractor of the Company on August 1, 2020 to provided services as the Company’s Chief Operating Officer. Dr. Sors stepped down of his position as the Company’s Chief Operating Officer on March 1, 2023.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership of our voting securities based on an aggregate of 46,439,105 Common Shares issued and outstanding as of June 7, 2023. The information includes beneficial ownership by (i) each director and officer, (ii) all of our directors and executive officers as a group, and (iii) each person or entity who, to our knowledge, owns more than 10% of our Shares. Unless otherwise indicated, the address of each beneficial owner is care of the Company at 20600 Chagrin Boulevard, Suite 450, Shaker Heights, Ohio 44122.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Number and address of beneficial owner	Number of Shares	Nature of Beneficial Ownership	Percentage of class
Dr. Gregory Hummer(1)	42,277,778	Indirect	94.26%
Bruce Raben	145,834	Direct	*
Thomas G. Sors(2)	164,931	Direct	*
Ghazi Kashmolah	400,000	Direct	*
All directors and Officers as a group	42,988,543		94.95%

*Less than one percent.

(1)	Includes 42,277,778 shares of Common Stock owned by IdentifySensors Fresh Food Enterprises, LLC, of which Dr. Hummer is the sole Manager. Dr. Hummer therefore has the power to vote these shares but otherwise disclaims beneficial ownership.

(2)	Dr. Thomas G. Sors stepped down as the Company’s Chief Operating Officer on March 1, 2021.

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INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as set forth below, the Company has not entered into any transaction during the last two completed fiscal years; and currently there are no proposed transactions, in which either the Company or any of its subsidiaries was or is to be a party, and where the amount involved exceeds $120,000, in which: (i) any of the Company’s directors or executive officers; (ii) any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding Shares; or (iii) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons, had or has a direct or indirect material interest.

Voting Control by CEO

IdentifySensors Fresh Food Enterprises, LLC owns more than 84% of the issued and outstanding voting shares of the Company. Dr. Hummer is the sole Manager of ISFFE and has the right to vote such shares. As a result, Dr. Hummer has sole voting control over the business and affairs of the Company.

No Ownership of the Intellectual Property

The Company has acquired rights to use the intellectual property invented by Dr. Hummer pursuant to a License Agreement with IdentifySensors Fresh Food Enterprises, LLC, which Dr. Hummer controls. See Description of Business—License Agreement” In the event of any conflict with Dr. Hummer, the Company could lose access to and rights to use the intellectual property upon which the Company’s products will be developed.

No Arms’-Length Agreements.

The agreements between the Company and Dr. Hummer or his affiliated entities have not been negotiated at arms’-length. While the Company believes that the terms and conditions of such agreements are fair to the Company, there can be no assurances that the Company could not obtain more favorable terms from a third party.

Management Not Required to Devote Full Time and Energy

None of Dr. Hummer, Ann Hawkins and Jeff Spagnola is obligated to devote their respective his full time and energy to the Company business and each has other business activities that may require a substantial amount of his time and attention. The Company will not, therefore, be entitled to the full time and energy of such personnel.

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SECURITIES BEING OFFERED

The Company is offering a maximum of $50,000,000 (approximately 11,111,111 Shares) of its Common Stock at a price of $4.50 per Share. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each share of Common Stock shall have one (1) vote per share. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

We are authorized to issue a total of 400,000,000 shares. The Company’s shares are designated as shares of Common Stock and shares of Preferred Stock. As of June 7, 2023 there were 46,439,105 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The shares of Preferred Stock may be issued from time to time in one or more series by our Board of Directors, who is entitled to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof.

The Company does not expect to create any additional series of stock during the next 12 months, but the Company is not limited from creating additional series of Preferred Stock which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is Three Hundred and Seven Dollars and Fifty Cents ($307.50) (the “Minimum Subscription”). A subscription for Three Hundred and Seven Dollars and Fifty Cents ($307.50) or more in the Common Stock may be made only by tendering to the Company an executed subscription agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Common Stock stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Common Stock, in whole or in part. If the Company rejects any offer to subscribe for the Common Stock, it will return the subscription payment, without interest or deduction. The Company’s acceptance of any subscription will be effective when an authorized representative of the Company issues a written or electronic notification that the subscription was accepted to the investor.

Common Stock

Common Stock

The rights, preferences, powers, privileges, and the restrictions, qualifications, and limitations of the classes of Common Stock are identical. A share of Common Stock entitles the holder to one (1) vote, either in person or by proxy, for the election of directors and on all matters submitted to a vote of the stockholders of the Company. The Company is authorized to issue up to 350,000,000 shares of Common Stock. As of the date of this Offering Circular, the Company had 46,439,105 shares of Common Stock outstanding.

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On September 30, 2020, the Company effectuated a reverse split of its outstanding shares of Common Stock, pursuant to which each 3.6 shares of Common Stock were converted into one (1) share of Common Stock. The numbers of shares reflected in this Offering Circular are after giving effect to such reverse stock split.

Preferred Shares

The Company’s board of directors is authorized, subject to limitations prescribed by law and provisions of the Company’s Certificate of Incorporation, to provide for the issuance from time to time in one or more series of up to 50,000,000 Preferred Shares and to establish the number of Preferred Shares to be included in each series, and to fix the designations, relative rights, preferences, qualifications and limitations of the Preferred Shares of each such series. To date the Company has not issued any Preferred Shares.

Uncertificated Securities

All of the Common Stock are, or would be upon issuance, uncertificated. The Company will maintain at its principal executive offices a list of each shareholder of the Company, including number of Common Stock held by such shareholder and other relevant contact information of each shareholder. The Company does not intend to engage any third party as a transfer agent or registrar.

No Trading Market

Our Common Stock are not traded on a national exchange. There is no market for our Common Stock.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company. The Bylaws state that the Company shall indemnify its directors and executive officers to the maximum extent and in the manner permitted by the DGCL, provided however, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers. The Company shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine. The Company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in connection with any proceeding only upon delivery to the Company of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expense under the Bylaws or otherwise.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Company is aware that one of its consultants, Christopher Bongiorno, has been named in an SEC proceeding in connection with events occurring from 2015 to 2018 unrelated to the Company’s operations and unrelated to this Offering. Such proceeding alleges, among other things, that Mr. Bongiorno received sales commission in connection with the sale of securities but was not a registered broker dealer, that such commissions were not disclosed to investors. The Company is not involved in the proceeding and believes that Mr. Bongiorno is vigorously defending the proceeding, which is still pending.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

51

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Certificate of Incorporation and Bylaws, subject to the provisions of Delaware law, contains provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ACTIONS ARISING UNDER THE SECURITIES ACT OR EXCHANGE ACT

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain actions, including “derivative actions.” We do not believe that this provision of our Certificate of Incorporation alters or affects the rights of investors in this Offering to assert claims arising under the Securities Act of 1933 or the Securities Exchange Act of 1934 in federal courts.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have been audited by Meaden & Moore, Ltd. to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Wilson Bradshaw LLP is providing legal service relating to this Form 1-A.

52

DISQUALIFYING EVENTS DISCLOSURE

Regulation A promulgated under the Securities Act prohibits an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Non-Voting Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

53

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

54

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A with the SEC under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Preliminary Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Non-Voting Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

55

Note: Meaden & Moore, Ltd. (PCAOB ID: 314) served as auditor for the Year ended June 30, 2022. The audit for the year ended June 30, 2021 was BF Borgers, PC, who expressed an unqualified opinion on those financial statements.

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders IdentifySensors Biologics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of IdentifySensors Biologics Corp. (the “Company”) as of June 30, 2022, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The financial statements of the Company as of June 30, 2021, were audited by other auditors whose report dated April 8, 2022, expressed an unqualified opinion on those financial statements.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter is communicated in the Going Concern paragraph above. Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Board and that: (1) relate to accounts or disclosures that are material to the financial statements and 2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole, and we are not, by communicating the critical audit matters above, providing separate opinions on the critical audit matters or on the other accounts or disclosure to which they relate.

Meaden & Moore, Ltd. Cleveland, Ohio

We have served as the Company's auditor since 2022 October 28, 2022

F-2

IdentifySensors Biologics Corp.

Balance Sheets

	June 30,	June 30,
	2022	2021
ASSETS
Current assets:
Cash	$1,995,851	$307,435
Prepaid expenses	43,791	104,078
Total current assets	2,039,642	411,513

Property, plant and equipment	75,582	–
Operating lease right-of-use asset	32,572	17,030
Security deposit	9,838	5,950
Total assets	$2,157,634	$434,493

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$173,258	$107,738
Accrued contractor expense	45,496	–
Accrued contractor expense – related party	640,525	215,000
Accrued legal and accounting – related party	86,937	58,786
Accrued payroll	8,109	–
Subscription refunds payable	9,173	9,173
Operating lease liability	15,677	18,472
Total current liabilities	979,175	409,169

Long term liabilities:
Operating lease liability	17,016	0
Note payable – related party	167,274	-----158,388
Total long term liabilities	184,290	158,388
Total liabilities	1,163,465	567,557

Stockholders' equity (deficit)
Preferred stock, $0.0001 par value; 50,000,000 shares authorized, no shares issued and outstanding as June 30, 2022 and June 30, 2021	–	–
Common stock, $0.0001 par value: 350,000,000 shares authorized; 46,603,550 shares issued and outstanding at June 30, 2022 and 44,849,439 at June 30, 2021	4,724	4,485
Additional paid-in capital	6,019,547	1,831,494
Accumulated deficit	(5,030,102)	(1,969,043)
Total stockholders' equity (deficit)	994,169	(133,064)
Total liabilities and stockholders' equity (deficit)	$2,157,634	$434,493

The accompanying notes are an integral part of these financial statements.

F-3

IdentifySensors Biologics Corp.

Statements of Operations

	For the Year Ended	For the Year Ended
	June 30,	June 30,
	2022	2021

Revenue	$–	$–

Operating expenses:
Research and development expenses	1,374,083	444,666
Marketing	388,035	–
Office and administrative expenses	1,047,234	963,212
Professional fees	253,937	489,524
Total operating expenses	3,063,289	1,897,402

Loss from operations	(3,063,289)	(1,897,402)

Other Income (Expense)
Interest expense	(9,432)	(8,388)
Finance cost	0	(64,588)
Rental income	11,662	6,000
Total Other Income (Expense)	2,230	(66,976)

Loss before provision for federal income taxes	(3,061,059)	(1,964,378)
Provision for federal income taxes	–	(980)
Net loss	$(3,061,059)	$(1,965,358)

Net loss per common share - basic and diluted	$(0.08)	$(0.04)

Weighted average common shares outstanding - basic and diluted	45,242,201	44,377,825

The accompanying notes are an integral part of these financial statements.

F-4

IdentifySensors Biologics Corp.

Statement of Changes in Stockholders' Equity (Deficit)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)
Balance - June 30, 2020	–	$–	–	$–	$–	$(3,685)	$(3,685)
Common stock issued for cash	–	–	42,657,149	4,266	1,681,908	–	1,686,174
Stock options vested	–	–	–	–	14,175	–	14,175
Warrants issued (compensation)	–	–	–	–	68,850	–	68,850
Warrants issued (finance cost)	–	–	–	–	64,588	–	64,588
Restricted stock awards vested	–	–	2,192,290	219	1,973	–	2,192
Net loss for the period	–	–	–	–	–	(1,965,358)	(1,965,358)

Balance - June 30, 2021	–	$–	44,849,439	$4,485	$1,831,494	$(1,969,043)	$(133,064)

Common stock issued for cash	–	–	980,223	99	3,460,245	–	3,460,344
Stock options vested	–	–	–	–	99,413	–	99,413
Warrants issued	–	–	–	63	627,698	–	627,761
Restricted stock awards vested	–	–	773,888	77	697	–	774
Net loss for the period	–	–	–	–	–	(3,061,059)	(3,061,059)
Balance - June 30, 2022	–	$–	46,603,550	$4,724	$6,019,547	$(5,030,102)	$994,169

The accompanying notes are an integral part of these financial statements.

F-5

IdentifySensors Biologics Corp.

Statements of Cash Flow

	For the Year Ended	For the Year Ended
	June 30,	June 30,
	2022	2021

Cash from operating activities:
Net loss	$(3,061,059)	$(1,965,358)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	100,187	85,217
Finance cost	–	64,588
Deferred taxes	–	980
Depreciation	1,315	–
Amortization	14,221	18,472
Changes in operating assets and liabilities:
Prepaid expenses	60,287	(104,078)
Operating lease right-or-use asset	(15,542)	(17,030)
Security deposit	(3,888)	(5,950)
Accounts payable and accrued liabilities	572,801	376,859
Accrued interest	8,886	8,388
Net cash used in operating activities	(2,322,792)	(1,537,912)

Cash from investing activities:
Purchase of equipment	(76,897)	–
Net cash used in investing activities	(76,897)	–

Cash flows from financing activities:
Issuance of common stock and warrants for cash	4,088,105	1,686,174
Proceeds from long-term loans	–	150,000
Proceeds from subscriptions to be refunded	–	9,173
Net cash provided by financing activities	4,088,105	1,845,347

Net change in cash	1,688,416	307,435
Cash - beginning of period	307,435	–
Cash - end of period	$1,995,851	$307,435

Supplemental Cash Flow Disclosures
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of these financial statements.

F-6

Identifysensors biologics Corp

Notes to the Financial Statements

For the Year Ended June 30, 2022 and 2021

Note 1     Organization and Summary of Significant Accounting Policies

Nature of Operations

The Company, IdentifySensors Biologics Corp., is a Delaware corporation (“Company”) founded on June 11, 2020. Since inception, the Company has been in the business of developing tests for viral and bacterial pathogens specifically for Covid19 and to develop a test to detect Staph bacteria in hospitals.

As of June 30, 2022, the Company has not yet commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities, establishing agreements, and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned operations or failing to profitably operate the business.

Basis of Presentation

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Reverse Stock Split

On September 29, 2020, the Company amended its certificate of incorporation to implement a 1-for-3.6 reverse stock split of its common stock. The reverse stock split did not cause an adjustment to the par value or the authorized shares of the common stock. As a result of the reverse stock split, the Company adjusted the share amounts under its stock incentive plan, outstanding options and common stock.

Revenue Recognition

No revenue has been earned or recognized as of June 30, 2022 or June 30, 2021. See Note 5 regarding rental revenue recognized as of June 30, 2022 and June 30, 2021.

Cash and Cash Equivalents

All liquid debt instruments, purchased with a maturity of 3 months or less, are considered to represent cash and cash equivalents. There were no cash equivalents as of June 30, 2022, and 2021.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Company management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Property, Plant and Equipment

Property, plant and equipment are carried at cost. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation expense was $1,315 as of June 30, 2022 and $0 as of June 30, 2021.

The Company primarily follows the straight line and Modified Accelerated Cost Recovering System (MACRS) methods of depreciation utilizing the following range of lives:

Class	Years
Software	3
Equipment	5

F-7

Income Taxes

FASB ASC 740-10 requires the affirmative evaluation that it is more likely-than-not, based on the technical merits of a tax position, that an enterprise is entitled to economic benefits resulting from positions taken in income tax returns. If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of that position is not recognized in the financial statements. FASB ASC 740-10 also requires companies to disclose additional quantitative and qualitative information in their financial statements about uncertain tax positions. There are no unrealized tax benefits as of June 30, 2022.

The Company intends to file a U.S. federal tax return and other tax returns as required. All tax periods since inception remain open to examination.

The Company classifies penalties and interest expense associated with its tax positions as a component of general and administrative expenses. For the years ended June 30, 2022 and June 30, 2021 no interest and penalties associated with the Company’s tax positions have been recognized in the statements of operations or the balance sheet.

Research and Development Expenses

Research and development expenses are charged to expense as incurred. Research and development expenses include, but are not limited to, product development, clinical and regulatory expenses, materials, supplies, and related subcontract expenses. The expenses assigned to molecular gene detection sensors are for product commercialization to Purdue University and outside contractors and manufacturers.  The Company is now in the phase of early manufacturing and seeking out manufacturing partners as well as government grants.

The research expenses are assigned to the research sensor project to demonstrate proof of principle in the detection of pathogens by rapid molecular gene identification in patients. Expenses support supplies and manpower to produce a working prototype.  These expenses include compensation support of key personnel and consultants to develop a commercialization plan.

Fair Value measurements

When required to measure assets or liabilities at fair value the Company uses a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used. The Company determines the level within the fair value hierarchy in which the fair value measurements in their entirety fall. The categorization within the fair value of hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Level I uses quoted prices in active markets for identical assets or liabilities. Level 2 uses significant other observable inputs, and Level 3 uses significant unobservable inputs. The amount of the total gains or losses for the period are included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Basic and diluted earnings per share

Basic earnings per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated based on the weighted average number of common shares outstanding during the period plus the effect of potentially dilutive common stock equivalents, including stock options, warrants to purchase the Company’s common stock, restricted stock, and convertible note payable. For the year ended June 30, 2022, and 2021, potentially dilutive common stock equivalents not included in the calculation of diluted earnings per share because they were anti-dilutive are as follows:

	June 30, 2022	June 30, 2021

Warrants	303,475	50,925
Options	284,500	12,500
Total possible dilutive shares	587,975	63,425

F-8

Stock-based compensation

Stock-based compensation to employees and non-employees consist of stock options, warrants to purchase common stock and restricted shares that are recognized in the statement of operations based on their fair values at the date of grant. The fair value of shares of common stock is based on trading price of the Company’s share.

The Company calculates the fair values of option and warrant grants utilizing the Black-Scholes pricing model. Assumptions used by the Company in using the Black-Scholes pricing include: 1) volatility based on the average volatility rate of similar companies, 2) risk free interest rate based on the U.S. Treasury yield for a term consistent with expected life of the awards in effect at the time of the grant, 3) the expected life of the option or warrants, and 4) expected cash dividend rate on shares of common stock. During the year ending June 30, 2022, and 2021 volatility was based on average rates for similar publicity traded companies.

The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. The resulting stock-based compensation expense for employee awards is generally recognized on a straight-line basis over the vesting period of the award.

Common stock purchase warrants and derivative financial instruments

Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Leases

Effective July 1, 2020, the Company has adopted FASB ASC 842. Pursuant to FASB ASC 842 operating lease liabilities and their corresponding right-of-use assets are initially recorded based on the present value of lease payments over the expected remaining lease term. Certain adjustments to the right-of-use asset may be required for items such as incentives received. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rate to discount lease payments, which reflects the fixed rate at which the Company could borrow on a collateralized basis the amount of the lease payments in the same currency, for a similar term, in a similar economic environment. Prospectively, the Company will adjust the right-of-use assets for straight-line rent expense, or any incentives received and remeasure the lease liability at the net present value using the same incremental borrowing rate that was in effect as of the lease commencement or transition date.

Pursuant to FASB ASC 842, the Company has elected not to recognize leases with an original term of one year or less on the balance sheet. Options to renew a lease are not included in the Company’s assessment unless there is reasonable certainty that the Company will renew. Assumptions made by the Company at the commencement date are re-evaluated upon occurrence of certain events, including a lease modification. A lease modification results in a separate contract when the modification grants the lessee an additional right of use not included in the original lease and when lease payments increase commensurate with the standalone price for the additional right of use. When a lease modification results in a separate contract, it is accounted for in the same manner as a new lease.

Reclassifications

Certain 2021 amounts have been reclassified to reflect 2022 presentation.

F-9

Note 2     Going Concern

The Company’s financial statements are prepared using U.S. GAAP, applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. During the years ended June 30, 2022 and June 30, 2021 the Company had a net loss of $3,061,059 and $1,965,358, respectively. As of June 30, 2022 and June 30, 2021, the Company had an accumulated deficit of $5,030,102 and $1,969,043, respectively. The Company has not established sufficient revenue to cover its operating costs and will require additional capital to continue. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability as a going concern.

To continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company includes: the sales of equity instruments; traditional financing such as loans, and to obtain capital from management and significant stockholders sufficient to meet its minimum operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing this plan.

There is no assurance that the Company will be able to obtain sufficient additional funds needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3     Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, ASU Subtopic 470-20 “Debt-Debt with Conversion and Other Options” and ASC subtopic 815-40 “Hedging-Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

Note 4     Income Taxes

All income taxes referred to herein are taxes in the United States. Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the financial statements and their corresponding tax basis (known as temporary differences). Deferred tax liabilities are recognized for all temporary differences that are expected to increase taxable profit and taxes payable in the future.

Deferred tax assets are recognized for all temporary differences that are expected to reduce taxable profit in the future. Deferred tax assets are measured at the highest amount that, based on current or estimated future taxable profit, is more likely than not to be recovered.

The net carrying amount of deferred tax assets is reviewed at each reporting date and is adjusted to reflect the current assessment of future taxable profits and future tax rates. Any adjustments are recognized in profit or loss.

Deferred tax is calculated at the tax rates that are expected to apply to the taxable profit (tax loss) of the periods in which it expects the deferred tax asset to be realized or the deferred tax liability to be settled, on the basis of tax rates that have been enacted or substantively enacted by the end of the reporting period for said future periods.

The net operating loss can only be used to offset up to 80% of net income. The remainder of the net operating loss can be carried forward indefinitely. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax assets, a valuation allowance equal to 100% of net deferred tax asset exists at June 30, 2022 and 2021. As of June 30, 2022, the net operating loss carried forward is $3,667,205.

F-10

The provision (benefit) for income taxes consists of the following:

Federal Income Tax	June 30, 2022	June 30, 2021
Current	$–	$–
Deferred	–	980

Total Federal Income Tax (provision)	$–	980

The Company’s current provision (benefit) for Federal income taxes of $980 is reconciled to the tax calculated at the statutory rate of 21% as follows:

	June 30, 2022	June 30, 2021
Federal taxes based on net loss
Before Federal tax expense	$(642,822)	$(395,676)
Add tax on the following:
Permanent differences	3,522	–
Temporary differences
Book-to-tax depreciation	(16,299)	(16,540)
Stock compensation expense	21,050	–
Unpaid related party expenses	117,037	–
Unpaid related party interest	1,981	–
Change in deferred taxes from net operating loss	515,531	413,196

Provision for Federal Income Taxes	$–	$980

Significant components of deferred income tax assets and liabilities follows:

	June 30, 2022	June 30, 2021
Deferred tax liability	$–	$–
Net operating loss carryover	642,822	396,656
Permanent differnces	3,522	–
Temporary differences	123,769	16,540
Valuation allowance	(770,113)	(413,196)
Net deferred tax asset (liability)	$–	$–

Note 5     Leases and Commitments

The Company entered into a lease agreement effective April 1, 2022, for a facility located in Shaker Heights, Ohio. The lease is a twenty-four-month lease with twenty-four monthly payments beginning on April 1, 2022. Base payments of $1,600 are due on the first day of each month. The lease is classified as an operating lease under FASB ASC 842 and a right of use asset is recorded on the balance sheet of $32,572 as of June 30, 2022, and a liability of $32,693 is recorded on the balance sheet as of June 30, 2022. Operating lease costs for the year ended June 30, 2022, and 2021 were $4,800 and $0, respectively.

The Company entered into a twelve month lease agreement effective June 1, 2022 for office space in Austin, Texas. The lease agreement provides for monthly payments of $2,050.00 per month. The lease is classified as a short term lease under FASB ASC 842, and is not reflected on the balance sheet. Lease payments for the year ended June 30, 2022 were $2,050.00.

The Company also entered into a lease agreement effective February 1, 2021, for a facility located in West Lafayette, Indiana. The lease is a twelve-month lease with ten monthly payments beginning on April 1, 2021. Base payments of $1,100 are due on the first day of each month along with an initial fee of $250. The lease is classified as a short-term lease under FASB ASC 842 and is not reflected on the balance sheet. Lease costs for the year ended June 30, 2022, and the 2021 were $15,300 and $3,550, respectively. The lease has a renewal option, which extends the terms for an additional year with the monthly base payment increasing by 3%. The Company did not exercise the renewal option.

F-11

The Company entered into a lease agreement effective November 1, 2020, for a facility located in Cedar Park, Texas. The lease is a thirteen-month lease with twelve monthly payments beginning on December 1, 2020. Base payments of $1,500 plus the Company’s share of reimbursable expenses are due on the first day of each month. Reimbursable expenses including taxes, insurance, CAM and association fees. The Company’s share of reimbursable expenses are estimated using $9 per rentable square feet. Monthly lease payments including the additional charge are $3,750. The lease is classified as an operating lease under FASB ASC 842 and a right of use asset is recorded on the balance sheet of $0 and $17,030 as of June 30, 2022 and 2021, respectively. A liability of $0 and $18,472 is recorded on the balance sheet as of June 30, 2022 and 2021, respectively. Operating lease costs for the year ended June 30, 2022 and 2021 were $48,750 and $27,692, respectively. The lease has a renewal option, which extends the terms for an additional year with a monthly base payment increasing to $1,750. The Company did not exercise the renewal option.

The Right-of-use assets are summarized below:

	June 30, 2022	June 30, 2021
Office Lease	$37,226	$43,354
Less accumulated amortization	(4,654)	(26,324)
Right-of-use, net	$32,572	$17,030

Amortization on the right-of -use asset is included in office and administrative expenses on the statements of operations.

Operating lease liabilities are summarized below:

	June 30, 2022	June 30, 2021
Office Lease	$32,693	$18,472
Less: current portion	(15,677)	(18,472)
Long term portion	$17,016	$–

Following is a maturity of annual undiscounted cash flows for operating lease liabilities as of June 30, 2022:

2023
Maturing in fiscal year ended	$17,744
Total	17,744
Less: Imputed interest	(728)
Liability recognized in the balance sheet	$17,016

The Company has subleased space in the facility located in Cedar Park, Texas. The agreement is a month-to-month rental that provides for monthly rental payments of $1,000. Rental income for the year ended June 30, 2022 and 2021 was $11,662 and $6,000, respectively.

Note 6     Related Party Transactions

Compensation owed to the Chief Executive Officer, Chief Financial Officer and Treasurer, Chief Science Officer, President and Secretary, Chief Marketing Officer and Sales Director for services for the year ended June 30, 2022 and 2021, was as follows:

	June 30,	June 30,
	2022	2021

Chief Executive Officer	$400,000	$66,667
Chief Financial Officer and Treasurer	$40,000	$20,000
Chief Science Officer	$26,667	$8,333
President and Secretary	$80,000	$80,000
Chief Marketing Officer and Sales Director	$80,000	$40,000

On July 29, 2020, the Company borrowed $150,000 from IdentifySensors Fresh Food Enterprises LLC, a shareholder in the Company. The note bears interest at a rate 6% per annum. The note and accrued interest shall be paid on the date that is one year after the maturity date of July 28, 2023, or within five days after the Company has received gross proceeds of at least $1,000,000 from the sale of common stock. Interest accrued on the note as of June 30, 2022, and June 30, 2021, was $17,274 and $8,388, respectively.

F-12

During the years ended June 30, 2022 and June 30, 2021, the Company incurred expenses for accounting services in the amount of $125,915 and $58,149, respectively to Edward C. Hawkins & Co., Ltd., an entity owned 50% by the Chief Financial Officer and 50% by another related party. As of June 30, 2022, and June 30, 2021, the Company owed Edward C. Hawkins & Co., Ltd. $85,068 and $58,149, respectively.

During the years ended June 30, 2022 and June 30, 2021 the Company incurred expenses for legal services in the amount of $1,231and $13,012 respectively to Hawkins and Company LLC, an entity owned 50% by the Chief Financial Officer and 50% by another related party. As of June 30, 2022, and June 30, 2021, the Company owed Hawkins and Company LLC $1,869 and $638, respectively.

During the years ended June 30, 2022 and 2021, the Company incurred expenses for consulting services in the amount of $331,330 and $115,727 respectively to Integra Ventures LLC, an entity fully owned by a partial owner of IdentifySensors Fresh Food Enterprises LLC. As of June 30, 2022, and June 30, 2021, the Company owed Integra Ventures LLC $13,858 and $21,033, respectively.

During the years ended June 30, 2022 and 2021, the Company incurred expenses for software development in the amount of $82,438 and $81,000, respectively to MCO Advantage, Ltd., an entity owned 50% by the Chief Executive Officer and 50% by another related party. The balance owed to MCO Advantage, Ltd. as of June 30, 2022, and June 30, 2021, was $0 and $0, respectively.

During the years ended June 30, 2022 and 2021, the Company incurred expenses for consulting and bookkeeping services in the amount of $40,000 and $10,000, respectively to Healthcare Office Systems Inc., an entity fully owned by a related party. The balance owed to Healthcare Office Systems Inc. as of June 30, 2022, and June 30, 2021, was $0 and $0, respectively.

Note 7 Stockholders’ Equity

Authorized Capital Stock

On June 11, 2020, the Company filed a Certificate of Incorporation with the State of Delaware to authorize the Company to issue 400,000,000 shares, consisting of 350,000,000 shares of Common Stock, and 50,000,000 shares of Preferred Stock. The Company has two classes of common stock Reg. A and Reg. D. Both classes have the same voting rights and the same per share price of $4.50 as of June 30, 2022 and $4.25 per share as of June 30, 2021. Reg. D investors can qualify to receive warrants whereas Reg. A investors do not qualify.

	Reg A Shares	Reg D Shares
Outstanding as of June 30, 2020	–	–
Issued to consultants	–	2,192,290
Issued to investors	42,490,345	166,824
Outstanding as of June 30, 2021	42,490,345	2,359,114
Issued to consultants	–	773,868
Issued to investors	7,123	973,100
Outstanding as of June 30, 2022	42,497,468	4,106,082

Common Stock

During the year ended June 30, 2022, the Company had the following common stock transactions:

•	Issued 973,100 shares of Reg D common stock and 7,123 shares of Reg A common stock for total cash proceeds of $4,088,105.
•	Issued 773,888 shares of Reg D common stock associated with a restricted stock award to consultants of the Company. The Company values those shares at a par value of $0.001 per share.

During the year ended June 30, 2021, the Company had the following common stock transactions:

•	Issued 166,824 shares of Reg D of common stock and 42,490,345 Reg A shares for total cash proceeds of $1,686,174.
•	Issued 2,192,290 shares of Reg D common stock associated with a restricted stock award to consultants of the Company. The Company values those shares at a par value of $0.001 per share.

F-13

Stock Options

On July 1, 2020, the Company’s shareholder adopted a Stock Incentive Plan that was approved by the Board of Directors on July 9, 2020. Pursuant to the Plan, consultants of the Company were awarded Restricted Stock Awards in 2020. Compensation expense is recognized over the vesting period of the awards based on the par value of the stock at the issue date, which for stock awards during the year ended June 30, 2022, was $.001 per share. The stock was not traded in an open market on the date of grant and par value has been determined by the Board of Directors. Shares under the Plan vest according to each individual award agreement, which may include both performance based and time-based vesting.

Total shares issuable under the plan were 9,722,222 at June 30, 2022, and 7,770,000 shares were granted during the year ended June 30, 2021, none were granted in 2022.

A summary of the changes in the Company’s awarded shares for the year ended June 30, 2022 follows:

	Shares	Par Value
Outstanding as of June 30, 2020	–	$–
Granted	7,770,000	7,770
Forfeited	–	–
Outstanding as of June 30, 2021	5,577,709	5,578
Exercisable as of June 30, 2021	2,192,291	$2,192

	Shares	Par Value
Outstanding as of June 30, 2021	5,577,709	$5,578
Granted	–	–
Forfeited	–	–
Outstanding as of June 30, 2022	4,803,822	4,804
Exercisable as of June 30, 2022	773,887	$774

As of June 30, 2022, there was $4,804 of total unrecognized compensation cost related to nonvested shares granted under the Plan. The cost is expected to be recognized over a weighted average period of 0.60 years.

As of June 30, 2021 there was $5,578 of total unrecognized compensation cost related to non-vested shares granted under the Plan. The cost is expected to be recognized over a weighted average period of a 0.63 years.

The following summarizes the number of options granted and outstanding during the years ended June 30, 2022, and June 30, 2021:

Number of Shares
Outstanding, June 30, 2020:	–
Granted:	12,500
Expired or Forfeited:	–
Exercised:	–
Outstanding, June 30, 2021	12,500
Granted:	272,000
Expired or Forfeited:	–
Exercised:	–
Outstanding, June 30, 2022	284,500

Exercisable, June 30, 2022:	28,667

No options expired during the year ended June 30, 2022, or the year ended June 30, 2021.

F-14

The following summarizes the vesting schedules for the options:

Date of Grant	Number of Shares	Exercise Price	Percent Vested at Date of Grant	Percent Vested Monthly Thereafter	Expiration Date
March 10, 2021	12,500	$4.00	10.00%	6.00%	March 9, 2031

September 1, 2021	2,000	$5.25	100.00%	0.00%	September 1, 2026

October 8, 2021	100,000	$4.25	0.00%	n/a	October 8, 2026

January 1, 2022	30,000	$5.25	0.00%	2.78%	December 31, 2029

January 5, 2022	20,000	$4.25	0.00%	2.78%	December 31, 2029

February 1, 2022	30,000	$4.25	0.00%	4.17%	February 27, 2026

February 19, 2022	30,000	$4.00	0.00%	4.17%	February 27, 2026

April 1, 2022	30,000	$4.25	0.00%	2.78%	April 1, 2029

April 1, 2022	30,000	$4.25	0.00%	2.78%	April 1, 2029

All options vest as described above, provided the Optionee continues to provide continuous service to the Company.

The average remaining contractual life of the options outstanding was 9.43 years and 9.7 years as of June 30, 2022, and June 30, 2021, respectively.

The options are reported at fair value as determined at a valuation between $3.36 and $4.33 per share using the Black-Scholes method. An expected price volatility of 122%, a risk-free interest rate of 3.08%, and a dividend yield of 0% was used in the calculation of the fair value as of June 30, 2022. An expected price volatility of 124%, a risk-free rate of return of 1.94%, and a dividend yield of 0% was used in the calculation of the fair value as of June 30, 2021.

At June 30, 2022, the intrinsic value of the outstanding options was $15,412.

At June 30, 2021 the intrinsic value of the outstanding options was $3,125.

Warrants

Warrants the Company issues for services provided are recorded as compensation expense and included in office and administrative expense on the statements of operations. Compensation expense for warrants issued for the year ended June 30, 2022, and June 30, 2021, was $0 and $68,850, respectively.

The Company also issues warrants to common stockholders as part of a Regulation D offering based on specified levels of investment, which are detailed as follows:

Amount Invested	Number of Warrants	Exercise Price (per share)	Aggregate Exercise Price
$100,000 to 199,999	4,750	$5.25	$24,937.50
$200,000 to 299,999	11,425	$5.25	$59,981.25
$300,000 to 399,999	20,000	$5.25	$105,000.00
$400,000 or more	30,475	$5.25	$159,993.75

During the year ended June 30, 2022, the Company issued 252,550 warrants to stockholders who had purchased shares through the Regulation D offering for achieving specified levels of investment, to purchase common stock with a weighted average price of $4.70 per share. All warrants outstanding are exercisable as of June 30, 2022.

F-15

During the year ended June 30, 2021, the Company issued 50,925 warrants consisting of 22,500 shares for compensation and 28,425 shares to stockholders who had purchased shares through the Regulation D offering for achieving specified levels of investment, to purchase common stock with a weighted average price of $4.70 per share. All warrants outstanding were exercisable at June 30, 2021.

The following summarizes the number of shares of warrants during the years ended June 30, 2022, and the year ended June 30, 2021, respectively:

Number of Warrants
Outstanding, June 30, 2020:	–
Granted:	50,925
Exercised:	–
Expired:	–
Outstanding, June 30, 2021	50,925
Granted:	252,550
Exercised:	–
Expired:	–
Outstanding, June 30, 2022	303,475

The fair value of the warrants outstanding at June 30, 2022, using the Black-Scholes method, is estimated at $812,351. An expected average price volatility of 107%, an average risk-free interest rate of 3.07%, and a dividend yield of 0% was used in the calculation of the fair value. The intrinsic value of the warrants as of June 30, 2022, is $(752,768).

The fair value of the warrants outstanding at June 30, 2021, using the Black-Scholes method is estimated at $133,438. An expected average price volatility of 92%, an average risk-free interest rate of 1.85%, and a dividend yield of 0% was used in the calculation of the fair value. The intrinsic value of the warrants as of June 30, 2021, was $5,625.

Note 8     Compliance/Contingency

The Company was obligated to file its annual report for the year ended June 30, 2021, with the Securities and Exchange Commission within 120 days after the end of the year, and did not file the reports on a timely basis. As a result, the exemption from registration may not have been available for the sale of certain shares of common stock. The Company offered rescission to investors who purchased shares during the period such filings were late and to return the amount invested per the SEC guidelines. The Company estimates that an aggregate of $234,000.00 was invested during the period June 30, 2021 through March 3, 2022 during which reports were late. None of the investors requested refunds and no amount has been accrued on June 30, 2022 balance sheet.

Note 9     Subsequent Events

After the date of the financial statements, the Company issued 47,454 shares of stock and received proceeds of $214,450.

Management has evaluated subsequent events through of October 25, 2022, the date the financial statements were available to be issued.

F-16

IdentifySensors Biologics Corp

Balance Sheets

as of December 31, 2022 (unaudited) and June 30, 2022 (audited)

	December 31,	June 30,
	2022	2022
ASSETS
Current assets:
Cash	$2,716,977	$1,995,851
Prepaid expenses	22,685	43,791
Total current assets	2,739,662	2,039,642

Property, plant and equipment	132,170	75,582
Operating lease right-of-use asset	23,266	32,572
Security deposit	9,838	9,838
Total assets	$2,904,936	$2,157,634

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
Accounts payable	$322,595	$173,258
Accrued contractor expense	–	45,496
Accrued contractor expense – related party	919,354	640,525
Accrued legal and accounting – related party	–	86,937
Accrued payroll	10,203	8,109
Subscription refunds payable	9,173	9,173
Operating lease liability	18,751	15,677
Total current liabilities	1,100,076	979,175

Long term liabilities:
Operating lease liability	4,776	17,016
Note payable – related party	171,811	167,274
Total long term liabilities	176,586	184,290
Total liabilities	1,276,662	1,163,465

Stockholders' (deficit)
Preferred stock, $0.0001 par value; 50,000,000 shares authorized, no shares issued and outstanding as December 31, 2022 and June 30, 2021	–	–
Common stock, $0.0001 par value: 350,000,000 shares authorized; 47,400,653 shares issued and outstanding at December 31, 2022 and 46,603,550 at June 30, 2022	4,824	4,724
Additional paid-in capital	8,310,533	6,019,547
Accumulated (deficit)	(6,867,083)	(5,030,102)
Total stockholders' (deficit)	1,628,274	994,169
Total liabilities and stockholders' (deficit)	$2,904,936	$2,157,634

The accompanying notes are an integral part of these financial statements.

F-17

IdentifySensors Biologics Corp

Statements of Operations

 for the six months ended December 31, 2022 and 2021 (unaudited)

	Six Months Ended	Six Months Ended
	December 31,	December 31,
	2022	2021

Revenue	$–	$–
Operating expenses:
Research and development expenses	1,063,398	424,558
Marketing expenses	149,067	–
Office and administrative expenses	488,208	469,482
Professional fees	131,632	658,967
Total operating expenses	1,832,305	1,553,007

Loss from operations	(1,832,305)	(1,553,007)

Other Income (Expense)
Interest expense	(4,676)	(4,934)
Finance cost	–	(224,159)
Rental income	–	5,000
Total Other Income (Expense)	(4,676)	(224,093)

Loss before provision for federal income taxes	(1,836,981)	(1,777,100)
Provision for federal income taxes	–	–
Net loss	$(1,836,981)	$(1,777,100)

Net loss per common share - basic and diluted	$(0.04)	$(0.04)

Weighted average common shares outstanding - basic and diluted	46,820,655	44,717,214

The accompanying notes are an integral part of these financial statements.

F-18

IdentifySensors Biologics Corp

Statements of Changes in Stockholders' (Deficit)

for the six months ended December 31, 2022 (unaudited)

	Preferred Stock		Common Stock		Additional		Total
	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Accumulated (Deficit)	Stockholders’ (Deficit)
Balance - June 30, 2022	–	$–	46,403,550	$4,724	$6,019,547	$(5,030,102)	$994,169

Common stock issued for cash	–	–	490,209	49	1,975,313	–	1,975,362
Stock options vested	–	–	–	–	99,092	–	99,092
Warrants issued	–	–	–	–	216,125	–	216,125
Restricted stock awards vested	–	–	506,894	51	456	–	507
Net loss for the period	–	–	–	–	–	(1,836,981)	(1,836,981)
Balance - December 31, 2022	–	$–	47,400,653	$4,824	$8,310,533	$(6,867,083)	$1,448,274

The accompanying notes are an integral part of these financial statements.

F-19

IdentifySensors Biologics Corp

Statements of Changes in Stockholders' (Deficit)

for the year ended June 30, 2022 (audited)

	Preferred Stock		Common Stock		Additional		Total
	Number of Shares	Amount	Number of Shares	Amount	Paid-In Capital	Accumulated (Deficit)	Stockholders’ (Deficit)
Balance - June 30, 2021	–	$–	44,849,439	$4,485	$1,831,494	$(1,969,043)	$(133,064)

Common stock issued for cash	–	–	980,223	99	3,460,245	–	3,460,344
Stock options vested	–	–	–	–	99,413	–	99,413
Warrants issued	–	–	–	–	627,698	–	627,698
Restricted stock awards vested	–	–	773,888	77	697	–	774
Net loss for the period	–	–	–	–	–	(3,061,059)	(3,061,059)
Balance - June 30, 2022	–	$–	46,603,550	$4,724	$6,019,547	$(5,030,102)	$(994,169)

The accompanying notes are an integral part of these financial statements.

F-20

IdentifySensors Biologics Corp

Statements of Cash Flows

for the six months ended December 31, 2022 and 2021 (unaudited)

	For the	For the
	Six Months Ended	Six Months Ended
	December 31,	December 31,
	2022	2021

Cash from operating activities:
Net loss	$(1,836,981)	$(1,777,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation - awards	507	50
Stock based compensation - option	84,917	23,905
Finance cost	–	224,159
Depreciation	8,384	–
Changes in operating assets and liabilities:
Prepaid expenses	21,106	57,013
Operating lease right-or-use asset	9,306	17,030
Accounts payable and accrued liabilities	297,827	308,739
Lease liability amortization	(9,166)	(18,473)
Accrued interest	4,537	4,656
Net cash used in operating activities	(1,427,947)	(1,160,021)

Cash flows from financing activities:
Investment in unrelated party	–	(1,100)
Issuance of common stock for cash	2,212,097	1,607,044
Net cash provided by financing activities	2,212,097	1,605,944

Net change in cash	–	445,923
Cash - beginning of period	1,995,851	307,435
Cash - end of period	$2,716,977	$753,358

Supplemental Cash Flow Disclosures
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

Cash flows from investing activities:
Purchase of equipment	$(63,024)	$–
Net cash used in investing activities	$(63,024)	$–

The accompanying notes are an integral part of these financial statements.

F-21

Identifysensors biologics Corp

Notes to the Financial Statements

December 31, 2022

(unaudited)

Note 1 Organization and Summary of Significant Accounting Policies

Nature of Operations

The Company, IdentifySensors Biologics Corp., is a Delaware corporation (“Company”) founded on June 11, 2020. Since inception, the Company has been in the business of developing tests for viral and bacterial pathogens specifically for Covid19, and sensors to be used in the food supply chain to detect freshness in fish and meat, and bacteria in fruits and vegetables and to develop a test to detect Staph bacteria in hospitals.

As of December 31, 2022, the Company has not yet commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities, establishing agreements, and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned operations or failing to profitably operate the business.

Basis of Presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "SEC"). The Company's fiscal year end is June 30. Accordingly, such interim financial statements do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete annual financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The balance sheet as of June 30, 2022 has been derived from the Company's June 30, 2022 financial statements that were audited by an independent registered public accounting firm but does not include all of the information and footnotes required for complete annual financial statements. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. The unaudited financial statements included in this report should be read in conjunction with the financial statements and the notes thereto included in the Form 1-K annual report for the year ended June 30, 2022.

Reverse Stock Split

On September 29, 2020, the Company amended its certificate of incorporation to implement a 1-for -3.6 reverse stock split of its common stock. The reverse stock split did not cause an adjustment to the par value or the authorized shares of the common stock. As a result of the reverse stock split, the Company adjusted the share amounts under its stock incentive plan, outstanding options and common stock.

Revenue Recognition

No revenue has been earned or recognized as of December 31, 2022.

F-22

Cash and Cash Equivalents

All liquid debt instruments, purchased with a maturity of 3 months or less, are considered to represent cash and cash equivalents. There were no cash equivalents as of December 31, 2022 or June 30, 2022.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires Company management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes

FASB ASC 740-10 requires the affirmative evaluation that it is more likely-than-not, based on the technical merits of a tax position, that an enterprise is entitled to economic benefits resulting from positions taken in income tax returns. If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of that position is not recognized in the financial statements. FASB ASC 740-10 also requires companies to disclose additional quantitative and qualitative information in their financial statements about uncertain tax positions. There are no unrealized tax benefits as of December 31, 2022.

The Company has riled a U.S. federal tax return and other tax returns as required. All tax periods since inception remain open to examination.

The Company classifies penalties and interest expense associated with its tax positions as a component of general and administrative expenses. For the six months ended December 31, 2022, no interest and penalties associated with the Company’s tax positions have been recognized in the statements of income or the balance sheet.

Research and Development Expenses

Research and development expenses are charged to expense as incurred. Research and development expenses include, but are not limited to, product development, clinical and regulatory expenses, materials, supplies, and related subcontract expenses. The expenses assigned to molecular gene detection sensors are for product commercialization to Purdue University and outside contractors and manufactures.  The Company is now in the phase of early manufacturing and seeking out manufacturing partners as well as government grants.

The research expenses are assigned to the research sensor project to demonstrate proof of principle in the detection of pathogens by rapid molecular gene identification in patients.  Expenses support supplies and manpower to produce a working prototype.  These expenses include compensation support of key personnel and consultants to develop a commercialization plan.

Fair Value measurements

When required to measure assets or liabilities at fair value the Company uses a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used. The Company determines the level within the fair value hierarchy in which the fair value measurements in their entirety fall. The categorization within the fair value of hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Level I uses quoted prices in active markets for identical assets or liabilities. Level 2 uses significant other observable inputs, and Level 3 uses significant unobservable inputs. The amount of the total gains or losses for the period are included in earnings that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date. The Company has no assets or liabilities that are adjusted to fair value on recurring basis.

F-23

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Basic and diluted earnings per share

Basic earnings per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated based on the weighted average number of common shares outstanding during the period plus the effect of potentially dilutive common stock equivalents, including stock options, warrants to purchase the Company’s common stock, and convertible note payable. For the six months ended December 31, 2022, potentially dilutive common stock equivalents not included in the calculation of diluted earnings per share because they were anti-dilutive are as follows:

	December 31,	June 30,
	2022	2022
Warrants	388,785	303,475
Options	284,500	284,500
Total possible dilutive shares	673,235	587,975

Stock-based compensation

Stock-based compensation to employees and non-employees consist of stock options grants, warrants to purchase common stock and restricted shares that are recognized in the statement of operations based on their fair values at the date of grant. The fair value of share of common stock is based on trading price of the Company’s share.

The Company calculates the fair values of option and warrant grants utilizing the Black-Scholes pricing model Assumptions which include: 1) volatility based on the Company’s average volatility rate, 2) risk free interest rate based on the U.S. Treasury yield for a term consistent with expected life of the awards in effect at the time of the grant, 3) the expected life of the option or warrants, and 4) expected cash dividend rate on shares of common stock. During the six months ended December 31, 2022 and year ended June 30, 2022 volatility was based on average rates for similar publicly traded companies.

The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. The resulting stock-based compensation expense for employee awards is generally recognized on a straight-line basis over the vesting period of the award.

Common stock purchase warrants and derivative financial instruments

Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

F-24

Leases

The Company has adopted FASB ASC 842. Pursuant to FASB ASC 842 operating lease liabilities and their corresponding right-of-use assets are initially recorded based on the present value of lease payments over the expected remaining lease term. Certain adjustments to the right-of-use asset may be required for items such as incentives received. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rate to discount lease payments, which reflects the fixed rate at which the Company could borrow on a collateralized basis the amount of the lease payments in the same currency, for a similar term, in a similar economic environment. Prospectively, the Company will adjust the right-of-use assets for straight-line rent expense or any incentives received and remeasure the lease liability at the net present value using the same incremental borrowing rate that was in effect as of the lease commencement or transition date.

Pursuant to FASB ASC 842, the Company has elected not to recognize leases with an original term of one year or less on the balance sheet. Options to renew a lease are not included in the Company’s assessment unless there is reasonable certainty that the Company will renew. Assumptions made by the Company at the commencement date are re-evaluated upon occurrence of certain events, including a lease modification. A lease modification results in a separate contract when the modification grants the lessee an additional right of use not included in the original lease and when lease payments increase commensurate with the standalone price for the additional right of use. When a lease modification results in a separate contract, it is accounted for in the same manner as a new lease.

Note 2 Going Concern

The Company’s financial statements are prepared using U.S. GAAP, applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. During the six months ended December 31, 2022, the Company had a net loss of $1,656,981. As of December 31, 2022, the Company had an accumulated deficit of $6,687,083. The Company has not established sufficient revenue to cover its operating costs and will require additional capital to continue its operating costs and will require additional capital to continue its operating plan. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operation losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan to obtain such resources for the Company includes: sales of equity instruments; traditional financing such as loans, and obtaining capital from management and significant stockholders sufficient to meet its minimum operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing this plan.

There is no assurance that the Company will be able to obtain sufficient additional funds needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, ASU Subtopic 470-20 “Debt-Debt with Conversion and Other Options” and ASC subtopic 815-40 “Hedging-Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including periods within those fiscal years. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

F-25

Note 4 Income Taxes

All income taxes referred to herein are taxes in the United States. Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the financial statements and their corresponding tax basis (known as temporary differences). Deferred tax liabilities are recognized for all temporary differences that are expected to increase taxable profit and taxes payable in the future.

Deferred tax assets are recognized for all temporary differences that are expected to reduce taxable profit in the future. Deferred tax assets are measured at the highest amount that, on the basis of current or estimated future taxable profit, is more likely than not to be recovered.

The net carrying amount of deferred tax assets is reviewed at each reporting date and is adjusted to reflect the current assessment of future taxable profits and future tax rates. Any adjustments are recognized in profit or loss.

Deferred tax is calculated at the tax rates that are expected to apply to the taxable profit (tax loss) of the periods in which it expects the deferred tax asset to be realized or the deferred tax liability to be settled, on the basis of tax rates that have been enacted or substantively enacted by the end of the reporting period for said future periods.

The net operating loss can only be used to offset up to 80% of net income. The remainder of the net operating loss can be carried forward indefinitely. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax assets, a valuation allowance equal to 100% of net deferred tax asset exists at December 31, 2022.

The provision (benefit) for income taxes consists of the following:

Federal Income Tax	Dec 31, 2022	June 30, 2022
Current	$–	$–
Deferred	–	–
Total Federal Income Tax (benefit)	$–	–

The Company’s current provision (benefit) for Federal income taxes of $0 is reconciled to the tax calculated at the statutory rate of 21% as follows:

	Dec 31, 2022	June 30, 2022
Federal taxes based on net loss
Before Federal tax expense	$(410,991)	$(642,822)
Add tax on the following:
Permanent differences	–	3,522
Temporary differences	–	–
Book-to-tax depreciation	(54,640)	(16,299)
Stock compensation expense	84,917	21,050
Unpaid related party expenses	115,800	117,037
Unpaid related party interest	1,036	1,981
Change in deferred taxes from net operating loss	263,878	515,531

Provision for Federal Income Taxes	$–	0

F-26

Significant components of deferred income tax assets and liabilities follows:

	Dec 31, 2022	June 30, 2022
Deferred tax liability	$–	$–
Net operating loss carryover	1,143,304	642,822
Permanent differences	–	3,522
Temporary differences	147,113	123,769
Valuation allowance	(1,290,417)	(770,113)
Net deferred tax asset (liability)	$–	$–

Note 5 Leases and Commitments

The Company entered into a lease agreement effective April 1, 2022 for a facility located in Chagrin Falls, Ohio. The lease is a month lease with twenty-four monthly payments beginning on April 1, 2022. Base payments of $1,600 are due on the first day of each month. The lease is classified as an operating lease under FASB ASC 842 and a right of use asset is recorded on the balance sheet of $23,266 as of December 31, 2022 and a liability of $23,527 is recorded on the balance sheet as of December 31, 2022. Operating lease costs for the six months ended December 31, 2022 and the six months ended December 31, 2021 were $9,600 and $0, respectively.

The Company recorded a right-of-use asset.

The Right-of-use assets are summarized below:

December 31, 2022
Office Lease	$37,226
Less accumulated amortization	13,960
Right-of-use, net	$23,266

F-27

Note 6 Related Party Transactions

Compensation for Management services provided by the Chief Executive Officer, Chief Financial Officer and Treasurer, Chief Operating Officer, President and Secretary, Chief Marketing Officer and Sales Director for the six months ended December 31, 2022 was as follows:

	Expense incurred For the Six Months Ended June 30, 2022	Amount paid For the Six Months Ended Dec 31, 2022	Amount owed as of Dec 31, 2022
Chief Executive Officer	$200,000	$86,667	$430,000
Chief Financial Officer and Treasurer	20,000	–	80,000
Chief Operating Officer	14,000	14,000	9,354
President and Secretary	80,000	20,000	240,000
Chief Marketing officer and Sales Director	40,000	–	160,000
	$354,000	$120,667	$919,354

On July 29, 2020, the Company borrowed $150,000 from IdentifySensors Fresh Food Enterprises LLC, a shareholder in the Company. The note bears interest at a rate 6% per annum. The note and accrued interest shall be paid on the date that is one year after the maturity date of July 28, 2023. Interest accrued on the note as of December 31, 2022 and June 30, 2022 was $21,811 and $17,274, respectively.

During the six months ended December 31, 2022, the Company incurred expenses for accounting services in the amount of $46,939 to Edward C. Hawkins & Co., Ltd., an entity owned 50% by the Chief Financial Officer and 50% by another related party. As of December 31, 2022 and June 30, 2022, the Company owed Edward C. Hawkins & Co., Ltd. $0 and $85,086, respectively.

During the six months ended December 31, 2022, the Company incurred expenses for legal services in the amount of $193 to Hawkins and Company LLC, an entity owned 50% by the Chief Financial Officer and 50% by another related party. As of December 31, 2022, and June 30, 2022, the Company owed Hawkins and Company LLC $0 and $1,869, respectively.

During the year six months ended December 31, 2022, the Company incurred expenses for consulting services in the amount of $120,490 to Integra Ventures LLC, an entity fully owned by a partial owner of IdentifySensors Fresh Food Enterprises LLC, a related party. As of December 31, 2022 and June 30, 2022, the Company owe Integra Ventures LLC $22,644 and $13,858, respectively.

During the six months ended December 31, 2022, the Company incurred expenses for software development in the amount of $6,535 to MCO Advantage, Ltd., an entity owned 50% by the Chief Executive Officer and 50% by another related party. The balance owed to MCO Advantage, Ltd. as of December 31, 2022 and June 30, 2022 was $0 and $0, respectively.

During the six months ended December 31, 2022, the Company incurred expenses for consulting and bookkeeping services in the amount of $20,000 to Healthcare Office Systems Inc., an entity fully owned by a related party. The balance owed to Healthcare Office Systems Inc. as of December 31, 2022 and June 30, 2022 was $0 and $0, respectively.

F-28

Note 7 Stockholders’ Equity

Authorized Capital Stock

On June 11, 2020, the Company filed a Certificate of Incorporation with the State of Delaware to authorize the Company to issue 400,000,000 shares, consisting of 350,000,000 shares of Common Stock, and 50,000,000 shares of Preferred Stock. The Company has two classes of common stock Reg. A and Reg. D. Both classes have the same voting rights and the same per share price of $4.50 as of December 31, 2022. Reg. D investors can qualify to receive warrants whereas Reg. A investors cannot.

Common Stock

Stock Issuances

During the six months ended December 31, 2022, the Company had the following common stock transactions:

•	Issued 490,209 shares of common stock for total cash proceeds of $2,212,097.

During the year ended June 30, 2022, the Company had the following common stock transactions:

•	Issued 980,223 shares of common stock for total cash proceeds of $4,088,105.
•	Issued 773,888 shares of common stock associated with a restricted stock award to consultants of the Company.

Stock Options

On July 1, 2020, the Company’s shareholder adopted a Stock Incentive Plan that was approved by the Board of Directors on July 9, 2020. Pursuant to the Plan, consultants of the Company were awarded Restricted Stock Awards in 2020. Compensation expense is recognized over the vesting period of the awards based on the fair value of the stock at the issue date, which for stock awards during the six months ended December 31, 2022 was $.001 per share. The stock was not traded in an open market on the date of grant and fair value has been determined by the Board of Directors. Shares under the Plan vest according to each individual award agreement, which may include both performance based and time-based vesting.

Total shares issuable under the plan were 9,722,222 at December 31, 2022, and 0 shares were issued during the six months ended December 31, 2022.

A summary of the changes in the Company’s awarded shares for the six months ended December 31, 2022 follows:

	Shares	Fair Value
Outstanding as of June 30, 2022	4,803,822	$–
Granted	–
Forfeited	–	–
Outstanding as of December 31, 2022	4,296,872	4,297
Exercisable as of December 31, 2022	506,950	$507

F-29

The fair value of performance-based and time-based restricted stock awards units granted during the six months ended December 31, 2022 are as follows:

Restricted stock awards (performance-based)	$–
Restricted stock awards (time-based)	$–

As of December 31, 2022, there was $4,297 of total unrecognized compensation cost related to nonvested shares granted under the Plan. The cost is expected to be recognized over a weighted average period of 0.50 years.

On March 10, 2021, the Company granted a non-statutory stock option to purchase 12,500 shares of common stock at an exercise price of $4.00 per share. 1,250 shares vest immediately with the remaining 11,250 shares vesting over 5 equal quarterly installments commencing June 30, 2021. The Company cannot reliably estimate the fair value of the services received from the grantee.

On September 1, 2021, the Company granted a non-statutory stock option to purchase 2,000 shares of common stock at an exercise price of $5.25 per share. 2,000 shares vest immediately. The Company cannot reliably estimate the fair value of the services received from the grantee.

Accordingly, the non-statutory stock option has been recorded at the fair market value of the option granted.

The following summarizes the number of shares of the option during the six months ended December 31, 2022 and the year ended June 30, 2022:

Number of Shares
Outstanding, June 30, 2022:	284,500
Granted:	–
Expired or Forfeited:	–
Exercised:	–
Outstanding, December 31, 2022:	284,500
Exercisable, December 31, 2022:	52,000

No options expired during the six months ended December 31, 2022.

F-30

The following summarizes the vesting schedules for the options:

Date of Grant	Number of Shares	Exercise Price	Percent Vested at Date of Grant	Percentage Vested Monthly Thereafter	Expiration Date

3/10/2021	12,500	4.00	10.00%	6.00%	3/9/2031
9/1/2021	2,000	5.25	100.00%	2.78%	9/1/2026
10/8/2021	100,000	4.25	0.00%	2.78%	10/8/2026
1/1/2022	30,000	5.25	0.00%	4.17%	12/31/2029
1/5/2022	20,000	4.25	0.00%	4.17%	12/31/2029
2/1/2022	30,000	4.25	0.00%	4.17%	2/27/2026
2/19/2022	30,000	4.00	0.00%	4.17%	2/27/2026
4/1/2022	30,000	4.25	0.00%	2.78%	4/1/2029
4/1/2022	30,000	4.25	0.00%	2.78%	4/1/2029

All options vest as described above, provided the Optionee continues to provide continuous service to the Company.

The average remaining contractual life of the options outstanding was 6.93 years as of December 31, 2022.

The options are reported at fair value as determined at a valuation of $4.33 for the options granted March 10, 2021, $3.39 for the options granted September 1, 2021, $3.52 for the options granted October 8, 2021, $4.09 for the options granted January 1, 2022, $4.13 for the options granted January 5, 2022, $3.36 for the options granted February 1, 2022, $3.40 for the options granted February 19, 2022, and $4.06 for the options granted April 1, 2022 per share using the Black-Scholes method. An expected price volatility of 124%, a risk-free interest rate of 1.94%, and a dividend yield of 0% was used in the calculation of the fair value for both stock options.

At December 31, 2022, the intrinsic value of the outstanding options was $3,125.

Warrants

Warrants the Company issues for services provided are recorded as compensation expense and included in office and administrative expense on the statements of operations. Compensation expense for warrants issued for the six months ended December 31, 2022 and December 31, 2021 was $0.

F-31

The Company also issues warrants to common stockholders as part of a Regulation D offering based on specified levels of investment, which are detailed as follows:

Amount Invested	Number of Warrants	Exercise Price (per share)	Aggregate Exercise Price
$100,000 to 199,999	4,750	$5.25	$24,937.50
$200,000 to 299,999	11,425	$5.25	$59,981.25
$300,000 to 399,999	20,000	$5.25	$105,000.00
$400,000 or more	30,475	$5.25	$159,993.75

The cost associated with these warrants are classified as finance cost. Finance costs for the six months ended December 31, 2022 was $0.

During the six months ended December 31, 2022, the Company issued 85,310 warrants consisting of 0 shares for compensation and 85,310 shares to stockholders who had purchased shares through the Regulation D offering for achieving specified levels of investment, to purchase common stock with a weighted average price of $4.70 per share. All warrants outstanding are exercisable as of December 31, 2022.

The following summarizes the number of shares of warrants during the six months ended December 31, 2022:

Number of Warrants
Balance at June 30, 2022:	303,475
Granted:	85,310
Exercised:	–
Expired:	–
Balance at December 31, 2022:	388,785

The fair value of the warrants outstanding at December 31, 2022, using the Black-Scholes method, is estimated at $976,354. An expected average price volatility of 92%, an average risk-free interest rate of 1.74%, and a dividend yield of 0% was used in the calculation of the fair value.

The intrinsic value of the warrants as of December 31, 2022 is $5,625.

Note 8 Other Commitments

During February and March of 2023, the Company signed various employment agreements with individuals to assist in the quality control, commercialization, manufacturing, and FDA approval process of the Company’s products. The employment contracts are for a period of 12 months ending in February or March of 2024. The estimated payroll and benefit cost for these employees is $124,415 per month and the estimated employer payroll tax liability is $9,518 per month. These amounts are not reflected as liabilities on the balance sheet of the Company.

Note 9 Subsequent Events

The Company has offered and sold shares of common stock pursuant to exemptions from registration under the Securities Act of 1933 (the “Securities Act”). One offering has been conducted under Regulation A and one under Regulation D, both of which are promulgated under the Securities Act. The Company is offering an aggregate of up to $50,000,000 of common stock in both offerings. As of December 31, 2021, the Company raised an aggregate of $3,224,430 in both offerings.

F-32

PART III—Exhibits

Index to Exhibits

Exhibit Number		Description
2.1	**	Certificate of Incorporation
2.2	**	Certificate of Amendment of Certificate of Incorporation
2.3	**	Bylaws
3.1	**	2020 Stock Incentive Plan
3.2	**	Form of Stock Award Agreement
4.1	**	Form of Subscription Agreement
6.1	**	Saas Services Agreement with Novation Solutions, Inc.
6.2	**	License Agreement with IdentifySensors Fresh Food Enterprises, LLC
6.3	**	Sublease Agreement with Dr. Gregory Hummer/MCO Advantage
6.4	**	Contractor Agreement with Thomas G. Sors
6.5	**	Contractor Agreement with Ann Hawkins
6.6	**	Contractor Agreement with Jeff Spagnola
6.7	**	Contractor Agreement with Dr. Greg Hummer
6.8	**	Contractor Agreement with Bruce Raben
6.9	**	Employment Agreement with Ghazi Kashmolah
6.10	**	Employment Agreement with Ricardo de Medeiros
6.11	**	Employment Agreement with Felicia Hosey
6.12	**	Employment Agreement with Kevin Amacker
6.13	**	Employment Agreement with Andrea Wallin
6.14	**	Employment Agreement with Herma Hoda
6.15	**	Consulting Agreement with MedTech Review LLC
6.16	**	Incubator Space License Agreement with UF Innovate/Accelerate
6.17	**	License Agreement with the University of Florida
6.18	**	Statement of Work with Jabil Inc. IdentifySensors Biologics Check
6.19	**	Transfer Agent Agreement with Colonial Stock Transfer
6.20	**	Dealmaker Agreement
8.1	**	Escrow Agreement
11.1	*	Consent of Meaden & Moore, Ltd.
11.2	*	Consent of Wilson Bradshaw LLP (included in Exhibit 12.1 below)
12.1	*	Opinion of Wilson Bradshaw, LLP

*	Filed herewith.
**	Previously filed.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shaker Heights, Ohio, on June 16, 2023.

IdentifySensors Biologics Corp.

By:	/s/ Dr. Gregory Hummer
Name:	Dr. Gregory Hummer
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dr. Gregory Hummer	Chief Executive Officer	June 16, 2023
Dr. Gregory Hummer

/s/ Ann M. Hawkins	Chief Financial Officer	June 16, 2023
Ann M. Hawkins

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